Exhibit 4.02.01

***  Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

LOAN AND SECURITY AGREEMENT

by and between

SWANK, INC.

as Borrower,

and

WELLS FARGO FOOTHILL, INC.

as Lender

Dated as of June 30, 2004

TABLE OF CONTENTS

Page

1.	DEFINITIONS AND CONSTRUCTION	1

1.1	Definitions	1

1.2	Accounting Terms	25

1.3	Code	25

1.4	Construction	25

1.5	Schedules and Exhibits	26

2.	LOAN AND TERMS OF PAYMENT	24

2.1	Revolver Advances	26

2.2	Borrowing Procedures and Settlements	26

2.3	Payments	27

2.4	Overadvances	29

2.5	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations	29

2.6	Cash Management	31

2.7	Crediting Payments; Float Charge	32

2.8	Designated Account	32

2.9	Maintenance of Loan Account; Statements of Obligations	33

2.10	Fees	33

2.11	Letters of Credit	34

2.12	LIBOR Option	36

2.13	Capital Requirements	39

3.	CONDITIONS; TERM OF AGREEMENT	39

3.1	Conditions Precedent to the Initial Extension of Credit	39

3.2	Conditions Subsequent to the Initial Extension of Credit	42

3.3	Conditions Precedent to all Extensions of Credit	42

3.4	Term	42

3.5	Effect of Termination	43

3.6	Early Termination by Borrower	43

i

4.	CREATION OF SECURITY INTEREST	44

4.1	Grant of Security Interest	44

4.2	Negotiable Collateral	44

4.3	Collection of Accounts, General Intangibles, and Negotiable Collateral	45

4.4	Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required	45

4.5	Power of Attorney	46

4.6	Right to Inspect	46

4.7	Control Agreements	47

5.	REPRESENTATIONS AND WARRANTIES	47

5.1	No Encumbrances	47

5.2	Eligible Accounts	47

5.3	Eligible Inventory	47

5.4	Equipment	48

5.5	Location of Inventory and Equipment	48

5.6	Inventory Records	48

5.7	State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	48

5.8	Due Organization and Qualification; Subsidiaries	48

5.9	Due Authorization; No Conflict	49

5.10	Litigation	51

5.11	No Material Adverse Change	51

5.12	Fraudulent Transfer	51

5.13	Employee Benefits	51

5.14	Environmental Condition	51

5.15	Intellectual Property	52

5.16	Leases	52

5.17	Deposit Accounts and Securities Accounts	52

5.18	Complete Disclosure	52

5.19	Indebtedness	52

5.20	No Default	52

5.21	Holding Company and Investment Company Acts	53

5.22	Absence of Financing Statements	53

5.23	Certain Transactions	53

5.24	Regulations U and X	53

5.25	Payment of Taxes	53

5.26	Foreign Asset Control Regulation	53

5.27	License Agreements	54

5.28	Inactive Subsidiary	54

6.	AFFIRMATIVE COVENANTS	54

6.1	Accounting System	54

6.2	Collateral Reporting	54

6.3	Financial Statements, Reports, Certificates	57

6.4	Guarantor Reports	59

6.5	Returns	59

6.6	Maintenance of Properties	59

6.7	Taxes	59

6.8	Insurance	59

6.9	Location of Inventory and Equipment	61

6.10	Compliance with Laws	62

6.11	Leases	62

6.12	Existence	62

6.13	Environmental	62

6.14	Disclosure Updates	62

6.15	Formation of Subsidiaries	62

6.16	License Agreements	63

6.17	Mortgages	63

7.	NEGATIVE COVENANTS	63

7.1	Indebtedness	63

7.2	Liens	64

7.3	Restrictions on Fundamental Changes	65

7.4	Disposal of Assets	65

7.5	Change Name	65

7.6	Nature of Business	65

7.7	Prepayments and Amendments	65

7.8	Change of Control	66

7.9	Consignments	66

7.10	Restricted Payments	66

7.11	Accounting Methods	66

7.12	Investments	66

7.13	Transactions with Affiliates	66

7.14	Suspension	67

7.15	Use of Proceeds	67

7.16	Inventory and Equipment with Bailees	67

7.17	Inactive Subsidiary	67

7.18	Financial Covenants	67

8.	EVENTS OF DEFAULT	68

9.	LENDER’S RIGHTS AND REMEDIES	70

9.1	Rights and Remedies	71

9.2	Remedies Cumulative	73

10.	TAXES AND EXPENSES	73

11.	WAIVERS; INDEMNIFICATION	73

11.1	Demand; Protest	73

11.2	Lender’s Liability for Borrower Collateral	74

11.3	Indemnification	74

12.	NOTICES	74

13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER	76

14.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS	77

14.1	Assignments and Participations	77

14.2	Successors	79

15.	AMENDMENTS; WAIVERS	79

15.1	Amendments and Waivers	79

15.2	No Waivers; Cumulative Remedies	79

16.	GENERAL PROVISIONS	79

16.1	Effectiveness	79

16.2	Section Headings	79

16.3	Interpretation	79

16.4	Severability of Provisions	80

16.5	Withholding Taxes	80

16.6	Counterparts; Electronic Execution	80

16.7	Revival and Reinstatement of Obligations	80

16.8	Confidentiality	81

16.9	Integration	81

v

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into as of June 30, 2004, by and between WELLS FARGO FOOTHILL, INC., a California corporation (“Lender”) and SWANK, INC., a Delaware corporation (“Borrower”).

The parties agree as follows:

1.         DEFINITIONS AND CONSTRUCTION.

1.1      Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a General Intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

“Additional Documents” has the meaning set forth in Section 4.4(c).

“Advances” has the meaning set forth in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.13 hereof:  (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% times the

Maximum Revolver Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Maximum Revolver Amount, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% times the Maximum Revolver Amount, and (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to the date which is 90 days prior to the Maturity Date, 1% times the Maximum Revolver Amount.

“Assignee” has the meaning set forth in Section 14.1(a).

“Attleboro Property” means Borrower’s owned real property located in Attleboro, Massachusetts (including the land, building, structures, fixtures and other improvements located thereon and all licenses, easements and appurtenances relating thereto).

“Authorized Person” means any officer or employee of Borrower.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates.

“Bank Product Reserve” means, as of any date of determination, the amount of reserves that Lender has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means 1.25 percentage points.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) which is subject to Title IV of ERISA and for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Books” means all of Borrower’s and its Subsidiaries’ now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower’s and its Subsidiaries’ Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Collateral” means all of Borrower’s now owned or hereafter acquired right, title, and interest in and to each of the following:

(a)           all of its Accounts,

(b)           all of its Books,

(c)           all of its commercial tort claims described on Schedule 5.7(d),

(d)           all of its Deposit Accounts,

(e)           all of its Equipment,

(f)           all of its General Intangibles,

(g)           all of its Inventory,

(h)           all of its Investment Property (including all of its securities and Securities Accounts),

(i)           all of its Negotiable Collateral,

(j)           all of its Supporting Obligations,

(k)           money or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

(l)           the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Borrowing” means a borrowing hereunder consisting of Advances.

“Borrowing Base” means, as of any date of determination, the result of:

(a)           the lesser of

(i)           85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

(ii)           an amount equal to Borrower’s Collections with respect to Accounts for the immediately preceding 75 day period, plus

(b)           the lowest of

(i)           $9,000,000 (the “Inventory Cap”), provided, however to the extent that the ratio of Eligible Accounts to Eligible Inventory is less than 1.10:1.00 at any time during the months of July, August or September, or less than 1.25:1.00 at any time during any other month, then the Inventory Cap shall be reduced to an amount which would permit the Borrower to comply with such ratio during such applicable period,

(ii)           60% of the value of Eligible Inventory, provided, however, in no event shall the aggregate amount of (1) Eligible Inventory which consists of In-Transit Inventory (as defined in the definition of “Eligible Inventory”) shall not exceed $1,600,000 at any time; and (2) Eligible Inventory which consists of retail inventory shall not exceed $500,000 at any time; and

(iii)           80% times the Net Liquidation Percentage times the book value of Borrower’s Inventory, minus

(c)           the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California or the Commonwealth of Massachusetts, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investor Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e)  Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Cash Management Account” has the meaning set forth in Section 2.6(a).

“Cash Management Agreements” means those certain cash management agreements, in form and substance satisfactory to Lender, each of which is among Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

“Cash Management Bank” has the meaning set forth in Section 2.6(a).

“Change of Control” means (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Sections 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders or other equityholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Sections 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower; or (d) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders or other equityholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two thirds percent (66 2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder.

“Closing Date Business Plan” means the set of Projections of Borrower for the 1 year period following the Closing Date (on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

“Code” means the Uniform Commercial Code of the Commonwealth of Massachusetts, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents, provided, however, for the avoidance of doubt, “Collateral” does not include the Attleboro Property.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or its Subsidiaries’ Books, Equipment, or Inventory, in each case, in form and substance satisfactory to Lender.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commercial Tort Claim Assignment” has the meaning set forth in Section 4.4(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1, which certificate is signed by the chief financial officer of the Borrower, and delivered by the Borrower to Lender.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower or one of its Subsidiaries, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1.

“Designated Account Bank” has the meaning ascribed thereto on Schedule D-1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts during such period, by (b) the aggregate amount of Borrower’s billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“Disbursement Letter” means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

“Distribution” means the declaration or payment of any dividend on or in respect of any shares of capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital Stock of the Borrower.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary which is not a Foreign Subsidiary.

“EBITDA” means, with respect to any fiscal period, Borrower’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains and interest income, plus, to the extent deducted in the calculation of consolidated net earnings,  interest expense, income taxes, and depreciation and amortization for such period, plus, to the extent deducted in the calculation of EBITDA, the sum of (a) the one time non-cash writeoff taken in the applicable period in connection with the sale and closing of Attleboro Property, plus (b) the one time non-cash writeoff taken by the Borrower in the applicable period in connection with deferred financings costs associated with the refinancing of the Indebtedness of the Existing Lender as contemplated hereunder, plus (c) the one time cash expenses actually incurred by the Borrower in the applicable period in connection with the early termination of the financing provided by the Existing Lender, in each case, as determined in accordance with GAAP.

“Eligible Accounts” means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash.  Eligible Accounts shall not include the following:

(a)           Accounts pursuant to which payments by the applicable Account Debtors in respect thereof are more than 60 days past due or Accounts with selling terms of more than 60 days, provided, notwithstanding the foregoing, to the extent otherwise includable under this definition, the Borrower shall be permitted to include (i) Accounts owing from Jack Semanaz with selling terms of not more than 90 days so long as the aggregate amount of all such Accounts does not exceed $300,000 at any time; and (ii) Accounts owing from the Burlington Coat Factory with selling terms of not more than 60 days after the 10th day of the calendar month occurring immediately after the date on which the goods pertaining to such invoice are shipped by Borrower,

(b)           Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)           Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

(d)           Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, provided, however, notwithstanding the foregoing, to the extent otherwise includable under this definition, the Borrower shall be permitted to include Accounts arising in a transaction where goods are sold to certain major department store customers pursuant to a rotational program pursuant to which the Borrower agrees to replace old goods with new goods so long as such program is in the ordinary course of business consistent with past practices,

(e)           Accounts that are not payable in Dollars,

(f)           Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, Canada or Puerto Rico, provided, however, the aggregate amount of Accounts to be included herein with respect to which the Account Debtor is located in Canada shall not exceed $1,000,000 in the aggregate at any time or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

(g)           Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States,

(h)           Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i)           Accounts with respect to (i) an Account Debtor other than The Marmaxx Group, Federated and Kohls, whose total obligations owing to Borrower exceed 10%; and (ii) an Account Debtor which is any of The Marmaxx Group, The May Department Stores Company, Federated and/or Kohls, whose total obligations owing to Borrower exceed 20%, in each case with such percentage, as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)           Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)           Accounts with respect to which the Account Debtor is located in a state or jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Lender to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(l)           Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m)           Accounts that are not subject to a valid and perfected first priority Lender’s Lien,

(n)           Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o)           Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

“Eligible Inventory” means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of standard cost or market on a basis consistent with Borrower’s historical accounting practices.  An item of Inventory shall not be included in Eligible Inventory if:

(a)           Borrower does not have good, valid, and marketable title thereto,

(b)           it is not located at one of the locations in the continental United States set forth on Schedule E-1 (or in-transit from one such location to another such location or in-transit from outside of the United States to one of the locations in the continental United States set forth on Schedule E-1), provided, to the extent any such inventory is in-transit and has been fully prepaid by the applicable Account Debtor, the Borrower shall be permitted to include such inventory subject to the Lender’s receipt of satisfactory documentation (including, without limitation, negotiable bills of lading with the Lender listed as a consignee and freight forwarder/customer broker agreements in form and substance satisfactory to the Lender) and the Lender being satisfied that all actions have been taken to perfect its security interest in such inventory which is in-transit (such inventory which meets such criteria set forth in this proviso being hereinafter referred to as the “In-Transit Inventory”);

(c)           it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

(d)           it is not subject to a valid and perfected first priority Lender’s Lien,

(e)           it consists of goods returned or rejected by Borrower’s customers (unless such goods so returned or rejected are accepted back by the Borrower and such goods are, at the time of such acceptances, in first quality saleable condition), or

(f)           it consists of inventory supporting a License Agreement which is terminated or not renewed in accordance with its terms, or

(g)           it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Lender.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses (but only to the extent any such communication referred to above is either directed to the Borrower or could reasonably be expected to impact the Borrower), or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC § 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC § 6901 et seq.; the Federal Water

Pollution Control Act, 33 USC § 1251 et seq.; the Toxic Substances Control Act, 15 USC § 2601 et seq.; the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equipment” means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning set forth in Section 8.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and its Subsidiaries in excess of historical practices with respect thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Lender” means Congress Financial Corporation (New England).

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Family Trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

“Fee Letter” means that certain fee letter, dated as of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States and the states (or the District of Columbia) thereof.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning set forth in Section 2.13(b)(ii).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means each Domestic Subsidiary of Borrower, and “Guarantor” means any one of them.

“Guarantor Security Agreement” means one or more security agreements executed and delivered by each Guarantor in favor of Lender and the Bank Product Providers, in each case, in form and substance satisfactory to Lender.

“Guaranty” means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Lender and the Bank Product Providers, in form and substance satisfactory to Lender.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Inactive Subsidiary” means Joyas y Cueros de Costa Rica, S.A..

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases or Synthetic Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

“Indemnified Liabilities” has the meaning set forth in Section 11.3.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Intercompany Subordination Agreement” means, to the extent applicable, a subordination agreement executed and delivered by Borrower and each of its Subsidiaries and Lender, the form and substance of which is satisfactory to Lender.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Property” means investment property (as that term is defined in the Code).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“L/C” has the meaning set forth in Section 2.11(a).

“L/C Disbursement” means a payment made by Lender pursuant to a Letter of Credit.

“L/C Undertaking” has the meaning set forth in Section 2.11(a).

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lender Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable fees or charges paid or incurred by Lender in connection with Lender’s transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with Borrower or any of its Subsidiaries, (h) Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors reasonable fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Lender’s Account” means the account identified in Schedule L-1.

“Lender’s Liens” means the Liens granted by Borrower and its Subsidiaries to Lender under this Agreement or the other Loan Documents.

“Letter of Credit” means an L/C or an L/C Undertaking, as the context requires.

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“LIBOR Deadline” has the meaning set forth in Section 2.12(b)(i).

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning set forth in Section 2.12(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means 3.75 percentage points.

“License Agreement” means, collectively, those certain license agreements between the Borrower and certain other Persons pursuant to which the Borrower licenses the rights to use certain names, tradenames, trademarks and other intellectual property of such Person in connection with its sale and distribution of certain men’s accessories and other products.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Account” has the meaning set forth in Section 2.10.

“Loan Documents” means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s and its Subsidiaries’ ability to perform their respective obligations under the Loan Documents to which they are parties or of Lender’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

“Maturity Date” has the meaning set forth in Section 3.4.

“Maximum Revolver Amount” means $25,000,000.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

“Net Liquidation Percentage” means the percentage of the book value of Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by a qualified appraisal company, other than Gordon Bros. selected by Lender.

“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Overadvance” has the meaning set forth in Section 2.5.

“Participant” has the meaning set forth in Section 14.1(d).

“Patent Security Agreement” means a patent security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

“Pay-Off Letter” means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment that is substantially worn, damaged, obsolete, or is no longer used or useful and has a fair market value of less than $25,000, in each case in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; and (e) the sale of the Attleboro Property, provided such sale is on substantially the terms and conditions previously disclosed in writing to Lender.

“Permitted Holders” means The New Swank, Inc. Retirement Plan and the trustees thereof, Marshall Tulin, John Tulin, James Tulin, Raymond Vise, other officers and directors of Borrower and, as to any individuals, their respective Family Members and Family Trusts.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection or deposit, (c) advances or prepayments made in connection with purchases of goods or services in the ordinary course of business consistent with past practices, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries; (e) Investments existing on the Closing Date and set forth on Schedule PI-1 hereto; (f) Investments consisting of the granting of trade credit in the ordinary course of business consistent with past practices; (g) Investments consisting of advances to employees in the nature of draws against commissions made in the ordinary course of business consistent with past practices, provided, the aggregate amount of all such Investments do not exceed $40,000 per month per employee at any time; (h) Investments consisting of expense advances to employees in the ordinary course of business consistent with past practices, provided no single expense advance exceeds $1,000; (i) Investments consisting of obligations of Account Debtors to Borrower arising from amounts owing on past due Accounts and which amounts are evidenced by a written promissory note from such Account Debtor to Borrower, provided all actions necessary to perfect Lender’s security interest in such note have been taken (including such original note being endorsed to Lender and delivered to Lender); and (j) so long as no Default or Event of Default has occurred as is continuing, Investments by Borrower in The New Swank Inc. Retirement Plan consisting of advances made by Borrower to The New Swank Inc. Retirement Plan, the proceeds of which are used by The New Swank Inc. Retirement Plan to repurchase from employees of Borrower shares of the Stock of Borrower owned by such employee, provided, (i) the aggregate amount of any such Investment made pursuant to this paragraph (j) shall be deducted from the calculation of EBITDA in the applicable period in which such Investment was made (whether such deduction is a result of such Investment being expensed or otherwise deducted); (ii) the aggregate amount of such Investment together with any Restricted Payment permitted hereunder shall not exceed $350,000 in any calendar year; and (iii) the Borrower’s Availability both before and after making such Investment is not less than $2,000,000.

“Permitted Liens” means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount if and as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $100,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and the Guarantors that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or any of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means any Real Property, other than the Attleboro Property, subject to a Mortgage.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Remedial Action” means all necessary or otherwise prudent actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $2,000,000.

“Reserve Percentage” means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payment” means, in relation to the Borrower and its Subsidiaries, any (a) Distribution, (b) payment or prepayment by the Borrower or any of its Subsidiaries to the Borrower’s or any Subsidiary’s shareholders (or other equity holders) or to any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower or any Guarantor, (c) deriviatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary or (d) payment in respect of any phantom stock or similar interests.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

“Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

“Taxes” has the meaning set forth in Section 16.5.

“Trademark Security Agreement” means a trademark security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

“Tulin Note” means that certain Amended and Restated Convertible Subordinated Promissory Note in the original principal amount of $350,000, dated June 30, 2004 from the Borrower to Marshall Tulin, and as the same may be further amended, modified, supplemented, restated, or renewed from time to time to the extent permitted by this Agreement..

“Underlying Issuer” means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

“Underlying Letter of Credit” means a letter of credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“Voting Stock” means stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

“Voidable Transfer” has the meaning set forth in Section 16.8.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

1.2      Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.  If at any time change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any other Loan Document, and either the Borrower or Lender so requests, the Borrower and the Lender shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3      Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

1.4      Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5      Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.         LOAN AND TERMS OF PAYMENT.

2.1      Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

(b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender’s Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.  In addition to the foregoing, Lender shall have the right to have the Borrower’s Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentage of Borrower’s Inventory (which appraisal can consist of a full appraisal including a site visit) and, as a result, re-determining the Borrowing Base, provided, however so long as no Default or Event of Default has occurred and is continuing hereunder, the Borrower shall only be obligated to pay for two such reappraisals in each calendar year.

(c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

(d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.2      Borrowing Procedures and Settlements.

(a) Procedure for Borrowing.  Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender.  Such notice must be received by Lender no later than 1:00 p.m. (Massachusetts time) on a Business Day specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.  At Lender’s election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time.  In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Advances.  If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable requested Funding Date by transferring available funds equal to such proceeds to Borrower’s Designated Account.

2.3      Payments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender’s Account for the account of the Lender and shall be made in immediately available funds, no later than 2:00 p.m. (Massachusetts time) on the date specified herein.  Any payment received by Lender later than 2:00 p.m. (Massachusetts time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b) Apportionment and Application.

(i) All payments shall be remitted to Lender and all such payments, and all proceeds of Collateral received by Lender, shall be applied as follows:

(A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

(B) second, to pay any fees then due to Lender under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of Advances until paid in full,

(D) fourth, so long as no Event of Default has occurred and is continuing, and at Lender’s election (which election Lender agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

(E) fifth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

(F) sixth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower’s and its Subsidiaries’ obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted, provided, however, to the extent any such Event of Default giving rise to the delivery of any cash collateral hereunder is subsequently waived by the Lender, the Lender shall return any such cash collateral to the Borrower at the time such waiver becomes effective;

(G) seventh, to pay any other Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrower’s and its Subsidiaries’ obligations in respect of Bank Products), and

(H) eighth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.3(b) shall not apply to any payment made by Borrower to Lender and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(iii) For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(iv) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

2.4      Overadvances.  If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.3(b).  In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

2.5       Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a) Interest Rates.  Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee.  Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

(c) Default Rate.  Upon the occurrence and during the continuation of an Event of Default (and at the election of Lender),

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment.  Except as provided to the contrary in Section 2.10 or Section 2.12(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding or at any time that Lender has an obligation to extend credit hereunder.  Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrower’s Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.  Any interest not paid when due shall be compounded by being charged to Borrower’s Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

(e) Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.6      Cash Management.

(a) Borrower shall and shall cause each of the Guarantors to (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.6(a) (each, a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and the Guarantors’ Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrower or one of the Guarantors) into a bank account in Lender’s name (a “Cash Management Account”) at one of the Cash Management Banks.  Notwithstanding the foregoing, funds received or otherwise held by retail stores of the Borrower shall only be required to be deposited or caused to be deposited in a Cash Management Account at such time and from time to time that the aggregate amount of all such funds received and/or held at all such retail stores exceeds $100,000 in the aggregate, but in no event less frequently than weekly.  In addition, the provisions of this paragraph shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender.  Except as otherwise agreed to in writing by Lender in its sole discretion, each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Lender directing the disposition of the funds in such Cash Management Account without further consent by Borrower or the Guarantors, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Lender’s Account.

(c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.6(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or the Guarantor, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement.  Borrower (or the Guarantors, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender’s reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender’s reasonable judgment.

(d) The Cash Management Accounts shall be cash collateral accounts subject to the Lender’s first priority perfected security interest, as evidenced by the Control Agreements.

2.7      Crediting Payments; Float Charge.  The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender’s Account on a Business Day on or before 2:00 p.m. (Massachusetts time).  If any payment item is received into the Lender’s Account on a non-Business Day or after 2:00 p.m. (Massachusetts time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.  From and after the Closing Date, Lender shall be entitled to charge Borrower for two Business Days of “clearance” or “float” at the rate then applicable under Section 2.5 to Advances that are Base Rate Loans on all Collections (other than Collections constituting proceeds of the sale of the Attleboro Property) that are received by Borrower and its Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Lender).  This across-the-board two Business Day clearance or float charge on all Collections (other than Collections constituting proceeds of the sale of the Attleboro Property) of Borrower and the Guarantors is acknowledged by the parties for purposes of calculating interest only (but not Availability, which shall be calculated on a “same day” basis immediately after each daily sweep referred to in Section 2.6(b)(iii) so long as the funds are received by the Lender by not later than 2:00 p.m. (Massachusetts time) and if received after 2:00 p.m. (Massachusetts time) on any day, then such funds shall be credited the next Business Day), and constitutes an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending two Business Days after the receipt thereof.

2.8      Designated Account.  Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.5(d).  Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder.  Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

2.9      Maintenance of Loan Account; Statements of Obligations.  Lender shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower’s account, the Letters of Credit issued by Lender for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower’s account, including all amounts received in the Lender’s Account from any Cash Management Bank.  Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall constitute prima facie evidence of the, account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.10     Fees.  Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

(a) Unused Line Fee.  On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 1/2% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

(b) Fee Letter Fees.  As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

(c) Audit and Appraisal Charges.  Audit and appraisal fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) other reasonable fees and expenses incurred in connection with any audit or appraisal conducted pursuant to this Agreement, (iii) all fees plus out-of-pocket expenses of the Lender’s appraisers, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to establish electronic collateral reporting systems or to appraise the Collateral, or any portion thereof.  Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default has occurred or is continuing, the

Borrower shall only be obligated to pay for four audits and four appraisals (but only two full appraisals consisting of site visits and two desktop appraisals) in any calendar year.

2.11      Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an “L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance satisfactory to Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit.  If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking.  Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

(ii) the Letter of Credit Usage would exceed $5,000,000, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.

Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars.  If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 2:00 p.m., Massachusetts time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., Massachusetts time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., Massachusetts time, on the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m., Massachusetts time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.5.  To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

(b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender.  Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by Lender’s interpretations of any L/C issued by Lender to or for Borrower’s account, even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.  Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer.  Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender’s indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of Lender.  Borrower hereby acknowledges and agrees that Lender shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(e) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder.  The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall be prima facie evidence of all amounts due pursuant to this Section.

2.12     LIBOR Option.

(a) Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

(b) LIBOR Election.

(i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 2:00 p.m. (Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 8:00 p.m. (Massachusetts time) on the same day.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrower.  In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”).  Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.  A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.

(iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time.  Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(c) Prepayments.  Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Borrower’s and its Subsidiaries’ Collections in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause  (b)(ii) above.

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate.  In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.  The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.13      Capital Requirements.  If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of Lender’s obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof.  Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

3.1      Conditions Precedent to the Initial Extension of Credit.  The obligation of Lender to make the initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Lender (the making of such initial extension of credit by Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before June 30, 2004;

(b) Lender shall have received appropriate financing statements to be duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender’s Liens in and to the Collateral;

(c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

(i) the Cash Management Agreements,

(ii) the Control Agreements,

(iii) the Disbursement Letter,

(iv) the Fee Letter,

(v) the Patent Security Agreement,

(vi) the Pay-Off Letter, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

(vii) the Trademark Security Agreement, and

(viii) evidence satisfactory to the Lender that the Tulin Note has been amended to provide for an extension of the original maturity date thereof (the “Original Maturity Date”) to a date which is not prior to six months after the Maturity Date to the extent the Borrower is unable to satisfy the Availability criteria set forth in Section 7.7(b)(ii) hereof;

(d) Lender shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(e) Lender shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

(f) Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is validly subsisting and/or in good standing in such jurisdiction;

(g) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

(h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

(i) Lender shall have received Collateral Access Agreements with respect to the following locations: Borrower’s offices in Taunton, Massachusetts; Borrower’s retail stores in Lawrenceville, Georgia; Las Vegas, Nevada; Lightfoot, Virginia, Lake George, New York; Niagara Falls, New York; Orlando Florida, and Reading, Pennsylvania and Borrower’s leased premises in New York, New York;

(j) Lender shall have received an opinion of Borrower’s counsel in form and substance reasonably satisfactory to Lender;

(k) Lender shall have received satisfactory evidence (including a certificate of the Borrower signed by its chief financial officer) that all tax returns required to be filed by Borrower and its Subsidiaries have been timely filed (after giving effect to any permitted extensions to file) and all taxes upon Borrower and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

(l) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

(m) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower’s and its Subsidiaries’ books and records and verification of Borrower’s representations and warranties to Lender, the results of which shall be satisfactory to Lender, (ii) an inspection of each of the locations where Borrower’s and its Subsidiaries’ Inventory is located, the results of which shall be satisfactory to Lender; and (iii) a review of all License Agreements, the form and substance of which must be acceptable in all respects to the Lender (including such agreements containing terms sufficient to enable the Lender to sell inventory relating to such License Agreements upon the exercise of Lender’s rights and remedies hereunder);

(n) Lender shall have received completed reference checks with respect to Borrower’s senior management, the results of which are satisfactory to Lender in its sole discretion;

(o) Lender shall have received an appraisal of the Liquidation Percentage applicable to Borrower’s and its Subsidiaries’ Inventory, the results of which shall be satisfactory to Lender;

(p) Lender shall have received Borrower’s Closing Date Business Plan;

(q) Borrower shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

(r) Lender shall have received copies of each of the License Agreements, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

(s) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

(t) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

3.2      Conditions Subsequent to the Initial Extension of Credit.  The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

(a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel.

3.3      Conditions Precedent to all Extensions of Credit.  The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates; and

(d) no Material Adverse Change shall have occurred.

3.4      Term.  This Agreement shall continue in full force and effect for a term ending on June 30, 2009 (the “Maturity Date”).  The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5      Effect of Termination.  On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in each case pursuant to a cash collateral agreement satisfactory to the Lender (with such cash collateral agreement providing for the return of such cash collateral upon all Obligations being indefeasibly repaid in full in cash).  No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Documents and the Lender’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender’s obligations to provide additional credit hereunder have been terminated.  When this Agreement has been terminated and all of the Obligations have been paid in full and Lender’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower’s sole expense, promptly execute and deliver or otherwise authorize in writing any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender’s Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

3.6     Early Termination by Borrower.  Borrower has the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations) (in each cash pursuant to a cash collateral agreement satisfactory to the Lender (with such cash collateral agreement providing for the return of such cash collateral upon all Obligations being indefeasibly repaid in full in cash)), in full, together with the Applicable Prepayment Premium.  If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender’s obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice.  In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.         CREATION OF SECURITY INTEREST.

4.1      Grant of Security Interest.  Borrower hereby grants to Lender, for the benefit of Lender and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  The Lender’s Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.  Notwithstanding anything to the contrary contained herein, (a) the grant of security interest contained in this Section 4.1 shall not extend to, and the term “Borrower Collateral” shall not include, any General Intangibles now or hereafter held or owned by Borrower to the extent that (i) an assignment of or a security interest may not be granted by Borrower in such General Intangibles as a matter of law or under the terms of the governing document applicable thereto without the consent of one or more applicable parties thereto and (ii) such consent has not been obtained; (b) the grant of the security interest contained in this Section 4.1 shall extend to, and the term “Borrower Collateral” shall include (i) any and all proceeds of such General Intangibles to the extent that the proceeds are not themselves General Intangibles subject to subparagraph (a) hereof and (ii) upon any such applicable party or parties’ consent with respect to any otherwise excluded General Intangibles being obtained, thereafter such General Intangibles; and (c) the provisions of subparagraph (a) shall not apply to (i) General Intangibles to the extent that the restriction on Borrower assigning the same or granting a security interest therein is not effective under applicable law, or (ii) payment intangibles.

4.2     Negotiable Collateral.  In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender’s security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.  At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender’s designee may (a) notify Account Debtors of Borrower that Borrower’s Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect Borrower’s Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account.  Borrower agrees that it will hold in trust for Lender, as Lender’s trustee, any of its or its Subsidiaries’ Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(a) Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

(b) If Borrower or its Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a “Commercial Tort Claim Assignment”).

(c) At any time upon the request of Lender, Borrower shall execute or deliver to Lender, and shall cause its Subsidiaries to execute or deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to create, perfect, and continue perfected or to better perfect the Lender’s Liens in the Collateral of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.  In addition, on such periodic basis as Lender shall require, Borrower shall (i) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower’s or the applicable Subsidiary’s ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder ; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) the Borrower provides Lender with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Lender a copyright security agreement in form and substance satisfactory to Lender, supplemental schedules to any existing copyright security agreement, or such other documentation as Lender reasonably deems necessary in order to perfect and continue perfected Lender’s Liens on such copyrights following such registration.

4.5      Power of Attorney.  Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender’s officers, employees, or agents designated by Lender) as Borrower’s true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower’s name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower’s or its Subsidiaries’ Accounts, (d) endorse Borrower’s name on any of its payment items (including all of its Collections) that may come into Lender’s possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower’s or its Subsidiaries’ Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary.  The appointment of Lender as Borrower’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender’s obligations to extend credit hereunder are terminated.

4.6     Right to Inspect.  Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower’s and its Subsidiaries’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.  So long as no Default or

Event of Default has occurred and is continuing, Lender’s inspection will be during normal business hours upon reasonable prior notice to Borrower.

4.7      Control Agreements.  Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps in order for Lender to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 7.12) all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights.  Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender’s Account.  Notwithstanding the foregoing, the provisions of this paragraph shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

5.         REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1      No Encumbrances.  Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

5.2      Eligible Accounts.  As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Lender, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrower’s business, (b) owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation except as expressly permitted by the definition of “Eligible Accounts”, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

5.3      Eligible Inventory.  As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Lender, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

5.4      Equipment.  All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and, except for Equipment that is no longer used or useful in such business, is fit for such purpose.

5.5      Location of Inventory and Equipment.  The Inventory and Equipment of Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

5.6     Inventory Records.  Borrower keeps in all material respects correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

5.7     State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 5.7(a), as the same may be update after the Closing Date in accordance with Section 6.15 hereof.

(b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7 (b) (as such Schedule may be updated pursuant to Section 6.9 and 6.15 hereof).

(c) Borrower’s and each of its Subsidiaries’ organizational identification numbers, if any, are identified on Schedule 5.7(c), as the same may be updated after the Closing Date in accordance with Section 6.15 hereof.

(d) As of the Closing Date, Borrower and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

5.8      Due Organization and Qualification; Subsidiaries.

(a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

(b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.  The Borrower shall provide the Lender with an updated Schedule 5.8(b) promptly after taking any action permitted by this Agreement which requires such schedule to be modified in order to remain accurate.

(c) Set forth on Schedule 5.8(c) (as the same may be updated from time to time as contemplated by paragraph (b) above and Section 6.15 hereto), is a complete and accurate list of Borrower’s direct and indirect Subsidiaries, showing:  (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower.  All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 5.8(c) (as the same may be updated from time to time as contemplated by paragraph (b) above), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

5.9      Due Authorization; No Conflict.

(a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

(b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower’s equity holders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

(c) Other than the filing of financing statements, the filings of the Trademark Security Agreement and Patent Security Agreement with the Patent and

Trademark Office and the recordation of the Mortgages, if any, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The Lender’s Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

(f) To the extent applicable, the execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

(g) To the extent applicable, the execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor’s interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

(h) To the extent applicable, other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in force and effect.

(i) To the extent applicable, the Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.10      Litigation.  Other than those matters disclosed on Schedule 5.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries.

5.11      No Material Adverse Change.  All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower’s and its Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended.  There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

5.12      Fraudulent Transfer.

(a) Each of Borrower and each of its Subsidiaries is Solvent.

(b) No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

5.13      Employee Benefits.  None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

5.14      Environmental Condition.  Except as set forth on Schedule 5.14, (a) to Borrower’s knowledge, none of Borrower’s or its Subsidiaries’ properties or assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law and such violation could reasonably be expected to have a Material Adverse Change, (b) to Borrower’s knowledge, none of Borrower’s or its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment, which summons, citation, notice or directive could reasonably be expected to have a Material Adverse Change.

5.15      Intellectual Property.  Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 5.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.  The Borrower hereby represents that its federally registered copyrights of VA-441-209 (fish earrings) and VA-567-250 (golf mug) are no longer used in the Borrower’s business and, to the extent the Borrower at any time after the Closing Date uses either such copyright, the Borrower shall immediately notify the Lender and execute and deliver a copyright security agreement in form and substance reasonably satisfactory to Lender to cover such copyrights.

5.16      Leases.  Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

5.17      Deposit Accounts and Securities Accounts.  Set forth on Schedule 5.17 is a listing of all of Borrower’s and its Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

5.18      Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower’s good faith estimate of its and its Subsidiaries’ future performance for the periods covered thereby.

5.19       Indebtedness.  Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

5.20      No Default.  No Default exists.

5.21      Holding Company and Investment Company Acts.  Neither the Borrower nor any of its Subsidiaries is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

5.22      Absence of Financing Statements.  Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

5.23      Certain Transactions.  Except as set forth on Schedule 5.23 hereto, and except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of Borrower or Guarantor or any of their Subsidiaries is presently a party to any transaction with Borrower or Guarantor or any of their Subsidiaries (other than for services as employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.24      Regulations U and X.  No portion of any Advance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

5.25      Payment of Taxes.  All tax returns, reports and declarations required to be filed by Borrower by any jurisdiction to which it is subject have been timely filed (after giving effect to any permitted filing extensions).  All taxes and other governmental assessments and charges upon Borrower or its properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency.  Borrower has set aside on  its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of Borrower know of any basis for any such claim

5.26       Foreign Asset Control Regulation.  None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrower nor any of its Subsidiaries or other Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

5.27     License Agreements.  Schedule 5.27 sets forth each of the License Agreements to which the Borrower is a party.  The Borrower shall update Schedule 5.27 immediately upon becoming a party to any new License Agreement or terminating any License Agreement otherwise set forth on such schedule.  Each such License Agreement is in full force and effect, and the Borrower is not in default of any material provisions thereof.  Each License Agreement either (a) contains terms sufficient to enable the Lender to sell inventory relating to such License Agreements upon the exercise by the Lender of any of its rights and remedies hereunder or under any of the other Loan Documents or (b) does not prevent or otherwise have the effect of prohibiting the Lender from selling inventory relating to such License Agreement upon the exercise by the Lender of any of its rights and remedies hereunder or under any of the other Loan Documents.

5.28     Inactive Subsidiary.  The Inactive Subsidiary has no liabilities in excess of $10,000, conducts no operations or business other than in connection with its final dissolution and owns no assets.

6. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

6.1      Accounting System.  Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral in a manner consistent with Borrower’s prior practices and that contain information as from time to time reasonably may be requested by Lender.  Borrower also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales.

6.2      Collateral Reporting.  Provide Lender with the following documents at the following times in form satisfactory to Lender:

Daily
(a) an accounts receivable activity report and supporting schedules, including a sales journal, collection journal, and credit register since the last such schedule, a report regarding credit memoranda that have been issued since the last such report,

(b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s and its Subsidiaries’ Accounts.

Weekly
(c) Inventory system/perpetual reports specifying the standard cost and the Borrower’s selling price of its Inventory, by category, with additional detail showing additions to and deletions therefrom, with such reports being delivered by Borrower to Lender electronically in a format acceptable to Lender.

(d) Information as to In-Transit Inventory (including amounts and all documentation associated therewith).

(e) detailed information as to any intercompany activity among the Borrower and its Subsidiaries of a financial nature or relating to assets.

Monthly (not later than the 15th day of each month)
(f) a detailed calculation of the Borrowing Base,

(g) a detailed aging, by total, of the Accounts of Borrower, together with a reconciliation to the detailed calculation of the Borrowing Base  previously provided to Lender,

(h) a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and any book overdraft together with a summary of any held checks and an aging by vendor,

(i) a detailed summary of the Borrower’s Inventory, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender, and a summary of Inventory by class, with such reports being delivered by Borrower to Lender electronically in a format acceptable to Lender;

(j) a detailed report regarding Borrower and its Subsidiaries’ cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash;

(k) a detailed calculation of those Accounts which do not constitute Eligible Accounts for purposes of the Borrowing Base;

(l) a detailed calculation of Inventory that does not constitute Eligible Inventory for purposes of the Borrowing Base; and

(m) a monthly Accounts rollforward in a format acceptable to Lender in Lender’s sole discretion (with the beginning and ending Account balances used in such report being tied to Borrower’s general ledger).

Quarterly	(n) a summary of the cash surrender value of the Borrower’s owned life insurance policies.
Upon request by Lender
(o) copies of invoices and purchase orders in connection with Inventory and Equipment acquired by Borrower or its Subsidiaries;

(p) a detailed list of Borrower’s and its Subsidiaries’ customers, with address and other contact information;

(q) invoices, their corresponding shipping and delivery documents, and credit memos, their corresponding supporting documentation, above an amount determined in the sole discretion of Lender, from time to time;

(r) proof of payment by Borrower and its Subsidiaries of all applicable taxes and other charges (including, without limitation, payment of Real Estate taxes, ad valorem and foreign taxes), together with a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes; and

(s) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Lender may request.

In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

6.3      Financial Statements, Reports, Certificates.  Deliver to Lender:

(a) as soon as available, but in any event within 30 days (50 days in the case of a month that is the end of one of Borrower’s fiscal quarters) after the end of each month during each of Borrower’s fiscal years,

(i) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Borrower’s and its Subsidiaries’ operations during such period;

(ii) a Compliance Certificate; and

(iii) a trial balance as of the most recent month end

(b) as soon as available, but in any event within 105 days after the end of each of Borrower’s fiscal years,

(i) consolidated and consolidating financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications (other than a “going concern” qualification or exception) (including any (A) qualification or exception as to the scope of such audit, or (B) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management),

(ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18, and

(iii) a Compliance Certificate,

(c) as soon as available, but in any event within 30 days prior to the start of each of Borrower’s fiscal years, copies of Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby,

(d) if and when filed by Borrower,

(i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(ii) any other filings made by Borrower with the SEC,

(iii) copies of Borrower’s federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

(iv) any other information that is provided by Borrower to its shareholders generally,

(e) promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

(f) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

(g) upon the request of Lender, any other information reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower.  Borrower also agrees to cooperate with Lender to allow Lender to consult with its independent certified public accountants if Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to whatever financial information concerning Borrower or its Subsidiaries that Lender reasonably may request.

6.4      Guarantor Reports.  Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Lender, but only to the extent such Guarantor’s financial statements are not consolidated with Borrower’s financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

6.5      Returns.  Cause returns and allowances, as between Borrower and its Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower and its Subsidiaries, as they exist at the time of the execution and delivery of this Agreement.

6.6      Maintenance of Properties.  Maintain and preserve all of its properties which are necessary or useful (other than properties which are no longer used by the Borrower) in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

6.7      Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.  Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower and its Subsidiaries have made such payments or deposits.

6.8      Insurance.

(a) At Borrower’s expense, maintain insurance respecting its and its Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.  All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with an endorsement naming Lender as the sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

(b) Borrower shall give Lender prompt notice of any loss covered by such insurance.  Lender shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $100,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations, provided that, insurance proceeds delivered to Lender in an aggregate amount, in any case, of less than $100,000 that have been applied by Lender to the outstanding Obligations can, subject to the other terms and conditions of the Agreement, be reborrowed hereunder. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

(c) Borrower will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as an additional insured or loss payee under a lender’s loss payable endorsement.  Borrower promptly shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

(d) At its expense, maintain life insurance policies with respect to certain employees so long as the aggregate cash surrender amounts for all such policies is not less than $2,500,000 less any cash surrender value proceeds actually received and retained by Lender under such policies.  Borrower shall furnish Lender with a collateral assignment of each such policy on assignment forms reasonably acceptable to Lender, shall furnish each such assignment for recording with the applicable insurance companies, and shall furnish to Lender proof of the acceptance of each such assignment by the applicable insurance companies to the extent acceptance is required for the effectiveness of the assignment.  In addition, Borrower shall provide Lender with immediate notice of any surrender of any life insurance policy or if any policy is terminated or ceases to be in full force and effect.  The assigned policies and any proceeds actually received by Lender shall constitute Borrower Collateral hereunder and shall be subject to the terms and conditions of this Agreement (including, without limitation, the application provisions set forth in Section 2.3(b)). As between Borrower and Lender, the assignment of such policies is intended to provide Lender with a security interest in, and access to, to the cash surrender value proceeds upon the occurrence and during the continuation of an Event of Default in accordance with the terms and conditions of this Agreement.  To the extent any proceeds other than cash surrender value proceeds of any assigned policy shall be paid to Lender, including death benefits, Lender shall immediately deliver such proceeds to Borrower.  If requested, Lender shall reasonably cooperate with Borrower or the beneficiary (or his or her legal representatives) of any assigned policy, at Borrower’s expense, to permit Borrower or such beneficiary (or such legal representative) to obtain death and any other benefits, other than cash surrender value proceeds, provided for in such policies.  Upon the request of Borrower, such policy shall be surrendered to the applicable insurance company and the cash surrender value thereof shall be held by Lender as cash collateral in an interest bearing account with a bank or financial institution reasonably acceptable to Borrower and Lender, with any such interest to be held as additional cash collateral.  Any other cash surrender value proceeds of the assigned policies actually received by Lender, whether as a loan against such cash surrender value or otherwise, together with interest thereof, shall also be held as cash collateral as provided in the immediately preceding sentence.  Except at the request of Borrower as provided above, and except to the extent Lender, in connection with exercising its rights and remedies hereunder, exercises its rights with respect to the assignment of the cash surrender value of any assigned policies, Lender shall not amend, modify or terminate any such assigned policies without the prior written consent of Borrower and the beneficiary of such policies.

6.9      Location of Inventory and Equipment.  Keep Borrower’s and its Subsidiaries’ Inventory and Equipment only at the locations identified on Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, if so requested by Lender, Borrower provides to Lender a Collateral Access Agreement with respect thereto.

6.10      Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.11      Leases.  Pay when due all rents and other amounts payable under any material leases to which Borrower or any of its Subsidiaries is a party or by which Borrower’s or any such Subsidiaries’ properties and assets are bound, unless such payments are the subject of a Permitted Protest.

6.12      Existence.  At all times preserve and keep in full force and effect Borrower’s and its Subsidiaries’ valid existence and good standing and any rights and franchises material to their businesses.

6.13      Environmental.

(a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, other than those being contested in good faith by appropriate proceedings and those that could not reasonably be expected to have a Material Adverse Effect, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii)  commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

6.14      Disclosure Updates.  Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or, modifying this Agreement or any of the Schedules hereto.

6.15      Formation of Subsidiaries.  At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the

Closing Date, Borrower or such Guarantor shall (a) provide the Lender with written notice of such formation or acquisition, as the case may be, together with information as to the jurisdiction of formation of such subsidiary and an updated Schedule 5.7(a), 5.7(b) and 5.7(c) and updated Schedule 5.8(c), (b) in the case of a Domestic Subsidiary, cause such new Subsidiary to provide to Lender a joinder to this Agreement or the Guaranty and the Guarantor Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary and an Intercompany Subordination Agreement), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (c) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender, provided, however, if such new Subsidiary is a Foreign Subsidiary, the applicable Borrower or Guarantor, as the case may be, shall only be required to pledge 66% of the capital Stock of such Foreign Subsidiary, and (d) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

6.16      License Agreements.  Make all royalty payments on each License Agreement when the same shall become due and payable (and not be delinquent in any such payment), and, in addition, immediately provide Lender with notice of (a) the Borrower entering into any new License Agreement (including a copy thereof and Borrower delivering an updated Schedule 5.27 hereto) or any amendment to any existing License Agreement and (b) any termination or non-renewal of any License Agreement.

6.17      Mortgages.  Deliver to the Lender, if the Lender so requests, Mortgages on any Real Property leased or acquired after the date hereof, together with such other documentation as the Lender may require (including, without limitation, title policies, surveys, and environmental site assessments) in order to provide the Lender with a first priority mortgage on such Real Estate, subject only to Permitted Liens.

7.         NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

7.1      Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents (whether as a borrower, guarantor or otherwise), together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness consisting of the Tulin Note and other Indebtedness set forth on Schedule 5.19,

(c) Permitted Purchase Money Indebtedness,

(d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:  (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender’s reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower’s creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e) endorsement of instruments or other payment items for deposit,

(f) Indebtedness composing Permitted Investments;

(g) Indebtedness consisting of amounts owing under the License Agreements;

(h) Indebtedness of the Borrower consisting of loans received by the Borrower against the cash surrender value of life insurance contracts owned by the Borrower so long as the aggregate cash surrender value of all such contracts remaining and not subject to any lien is not less than $2,500,000.

7.2      Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

7.3      Restrictions on Fundamental Changes.

(a) Enter into any merger, consolidation (other than a merger or consolidation of a wholly-owned Subsidiary with and into the Borrower, with the Borrower being the surviving entity), reorganization, or recapitalization, or reclassify its Stock.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), provided, however, the Borrower shall be permitted to liquidate and/or dissolve its Inactive Subsidiary.

(c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

7.4      Disposal of Assets.  Other than in connection with Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower’s or its Subsidiaries’ assets.

7.5      Change Name.  Change Borrower’s or any of its Subsidiaries’ names, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Lender’s Liens.

7.6      Nature of Business.  Make any material change in the principal nature of its or their business.

7.7      Prepayments and Amendments.  Except in connection with a refinancing permitted by Section 7.1(d),

(a) optionally prepay, redeem, defease, purchase, offer to prepay, repay, redeem, defease or purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with this Agreement,

(b) make any payments on the Tulin Note, provided, the Borrower shall be permitted to make payments in the form of capital Stock of the Borrower pursuant to the terms thereof and, in addition, so long as no Default of Event of Default has occurred and is continuing hereunder, Borrower shall be permitted to (i) make regularly scheduled interest payments due thereunder; and (ii) make the regularly scheduled payment of principal due on the Original Maturity Date so long as for the period of sixty (60) consecutive days prior to the Original Maturity Date and immediately after giving effect to any such payment, the Borrower has an Availability of not less than $3,000,000; or

(c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing  or concerning Indebtedness permitted under Section 7.1(b) or (c).

7.8      Change of Control.  Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.9      Consignments.  Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

7.10    Restricted Payments.  Make any Restricted Payment, provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, Borrower shall be permitted to make a Restricted Payment to The New Swank Inc. Retirement Plan consisting of advances or other Distributions made by Borrower to The New Swank Inc. Retirement Plan, the proceeds of which are used by The New Swank Inc. Retirement Plan to repurchase from employees of Borrower shares of the Stock of Borrower owned by such employee, provided,  (a) the aggregate amount of any such Resticted Payment made pursuant to this Section 7.10 shall be deducted from the calculation of EBITDA in the applicable period in which such Restricted Payment was made (whether such deduction is a result of such Restricted Payment being expensed or otherwise deducted); (b) the aggregate amount of such Restricted Payment and the Permitted Investments set forth in paragraph (j) of such definition shall not exceed $350,000 in any calendar year; and (c) the Borrower’s Availability both before and after making such Restricted Payment is not less than $2,000,000.

7.11     Accounting Methods.  Modify or change its fiscal year or its method of accounting (other than as may be required or permitted to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s or its Subsidiaries’ accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrower’s and its Subsidiaries’ financial condition.

7.12     Investments.  Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $10,000 at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Lender’s Liens in such Permitted Investments.  Subject to the foregoing proviso, Borrower shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

7.13     Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are in the ordinary course of Borrower’s business, (b) are upon fair and reasonable terms, (c) if they involve one or more payments by Borrower or its Subsidiaries in excess of $60,000, are fully disclosed to Lender, and (d) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate.

7.14     Suspension.  Suspend or go out of a substantial portion of its or their business.

7.15     Use of Proceeds.  Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

7.16     Inventory and Equipment with Bailees.  Store the Inventory or Equipment of Borrower or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, except for such locations as to which a Collateral Access Agreement shall have been executed and delivered to Lender and remains in full force and effect.

7.17     Inactive Subsidiary.  Permit the Inactive Subsidiary to conduct any business other than in connection with its final dissolution, incur any Indebtedness, liabilities in excess of $10,000 in the aggregate or obligations, receive any investments, acquire any assets or have assets valued at more than $0.

7.18     Financial Covenants.

(a) Minimum EBITDA:  Fail to maintain or achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($487,000)	For the 1 month period ended April 30, 2004
($212,000)	For the 2 month period ending May 31, 2004
($872,000)	For the 3 month period ending June 30, 2004
($1,252,000)	For the 4 month period ending July 31, 2004
($462,000)	For the 5 month period ending August 31, 2004

$464,000	For the 6 month period ending September 30, 2004
$1,455,000	For the 7 month period ending October 31, 2004
$2,616,000	For the 8 month period ending November 30, 2004
$2,611,000	For the 9 month period ending December 31, 2004
An amount determined by Lender based upon the Projections delivered pursuant to Section 6.3(c); provided that if Lender does not receive such Projections or Borrower and Lender cannot agree (for any reason) on covenants acceptable to Borrower and Lender, then the Applicable Amount shall be $2,500,000.
For the 12 month period ending January 31, 2005 and each calendar month thereafter.

(b) Capital Expenditures.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period (provided, the Borrower shall also be permitted to make an additional $300,000 in the aggregate in Capital Expenditures in any periods which occur on and after the consummation of the sale of the Attleboro Property so long as such Capital Expenditures relate solely to the relocation of the administrative and other offices of Borrower to Borrower’s Taunton, MA facility and related expenses):

Fiscal Year 2004	Fiscal Year 2005 and each Fiscal Year thereafter
$400,000	$500,000

8.         EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1  If (a) Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal or any reimbursement of any L/C Disbursement; or (b) Borrower fails to pay, within 2 days of when the same shall become due and payable (whether at the stated date of maturity or any accelerated date of maturity or any other date fixed for payments), all or any portion of the Obligations consisting of interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts due hereunder or under any of the other Loan Documents;

8.2      If Borrower or any of its Subsidiaries (a) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.7, 6.10, 6.11 or 6.13  this Agreement and such failure or neglect continues for a period of ten (10) days after the date on which such failure or neglect first occurs, or (b) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other section of this Agreement or in any of the other Loan Documents; provided however, that during any period of time that any such failure or neglect of Borrower or its Subsidiaries referred to in this Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period or the pre-condition of the giving of notice, the Lender shall be relieved of its obligation to extend any credit under this Agreement

8.3      If any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

8.4      If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

8.5      If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur:  (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

8.6      If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.7      If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower’s or any of its Subsidiaries’ assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a

Lien, whether choate or otherwise, upon any of Borrower’s or any of its Subsidiaries’ assets and the same is not paid before the commencement of proceedings to foreclose any such lien;

8.8      If there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against Borrower or any of its Subsidiaries that, with other outstanding final judgments which are not otherwise covered by insurance, undischarged, against Borrower or any of its Subsidiaries exceeds in the aggregate $100,000;

8.9      If there is a default in any agreement relating to the borrowing of money or credit received or in respect of any Capital Lease in an aggregate principal amount in excess of $50,000 to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower’s or its Subsidiaries’ obligations thereunder or to terminate such agreement;

8.10     If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.11     If any material misstatement or misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

8.12     If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

8.13     If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement; or

8.14     Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries, shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.

9.        LENDER’S RIGHTS AND REMEDIES.

9.1      Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender’s Liens in the Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Borrower’s Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower’s Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

(e) Cause Borrower to hold all of its returned Inventory in trust for Lender and segregate all such Inventory from all other assets of Borrower or in Borrower’s possession;

(f) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral.  Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties.  Borrower authorizes Lender, subject to the terms of any applicable Collateral Access Agreements, to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender’s determination appears to conflict with the priority of Lender’s Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower’s Loan Account therefor.  With respect to any of Borrower’s owned or leased premises, Borrower hereby grants Lender, subject to the terms of any applicable Collateral Access Agreement, a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the

Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

(h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral.  Borrower hereby grants to Lender a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable.  It is not necessary that the Borrower Collateral be present at any such sale;

(k) Except in those circumstances where no notice is required under the Code, Lender shall give notice of the disposition of the Borrower Collateral as follows:

(i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l) Lender may credit bid and purchase at any public sale;

(m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

(n) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence and continuation of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender, Lender’s obligation to extent credit hereunder shall terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

9.2      Remedies Cumulative.  The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

If Borrower fails to pay any monies due to third Persons in connection with taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases, or fails to make any payments which could reasonably be expected to harm the value of any Collateral, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following:  (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent.  Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.  Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.       WAIVERS; INDEMNIFICATION.

11.1      Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

11.2      Lender’s Liability for Borrower Collateral.  Borrower hereby agrees that:  (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

11.3       Indemnification.  Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.         NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

If to Borrower:	SWANK, INC.
6 Hazel Street
Attleboro, Massachusetts 02703
Attn: Jerold R. Kassner, Chief Financial Officer
Fax No. 508-222-3590

with copies to:	SWANK, INC.
90 Park Avenue
New York, New York 10016
Attn: John Tulin, President
Fax No. 212-867-0203

with copies to:	JENKENS & GILCHRIST PARKER CHAPIN LLP
405 Lexington Avenue
New York, New York 10174
Attn: William D. Freedman, Esq.
Fax No. 212-704-6288

If to Lender:	WELLS FARGO FOOTHILL, INC.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Manager
Fax No.: 310-453-7413

WELLS FARGO FOOTHILL, INC.
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attn: Business Finance Manager
Fax No.: 617-523-1697

WELLS FARGO FOOTHILL, INC.
1000 Abernathy Road, Suite 1450
Atlanta, Georgia 30328
Attn: Business Finance Manager
Fax No.: 770-508-1375

with copies to:	Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110

Attn: Marion Giliberti Barish, Esq.
Fax No.: 617-951-8736

Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.  Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.        CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW,  FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.       ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

14.1     Assignments and Participations.

(a) Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an assignment and acceptance.  Anything contained herein to the contrary notwithstanding, the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 16.9 of this Agreement.

(c) Immediately upon Borrower’s receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

(d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a “Participant”) participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by Lender.

(e) In connection with any such assignment or participation or proposed assignment or participation, Lender may, subject to the provisions of Section 16.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with

Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

14.2     Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by Lender shall release Borrower from its Obligations.  Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.       AMENDMENTS; WAIVERS.

15.1     Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.2     No Waivers; Cumulative Remedies.  No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof.  No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement.  Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS.

16.1      Effectiveness.  This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

16.2      Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

16.3      Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

16.4       Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.5      Withholding Taxes.  All payments required to be made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.  In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 16.5, “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of Lender) and all interest, penalties or similar liabilities with respect thereto.  If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Lender’s own willful misconduct or gross negligence.  Borrower will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law copies of tax receipts evidencing such payment by Borrower.

16.6      Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

16.7      Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

16.8    Confidentiality.

Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except:  (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents.  The provisions of this Section 16.8 shall survive for 2 years after the payment in full of the Obligations.

16.9      Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SWANK, INC. a Delaware corporation

By:	____________________________
Title:

WELLS FARGO FOOTHILL, INC., a California corporation, as Lender

By:	____________________________
Title:

SCHEDULES

to

LOAN AND SECURITY AGREEMENT

dated June 30, 2004

between

WELLS FARGO FOOTHILL, INC.

and

SWANK, INC.

______________________________________________________________________________

This page, the pages that follow, as well as all attachments thereto, are the Schedules referred to in the Loan and Security Agreement dated June 30, 2004 between Swank, Inc. and Wells Fargo Foothill, Inc. (the “Agreement”).  Capitalized terms used but not defined in these Schedules shall have the meanings assigned to those terms in the Agreement.

INDEX

Schedule D-1	Designated Account
Schedule E-1	Eligible Inventory Locations
Schedule L-1	Lender’s Account
Schedule PI-1	Permitted Investments
Schedule P-1	Permitted Liens
Schedule 2.6(a)	Cash Management Banks
Schedule 5.5	Locations of Inventory and Equipment
Schedule 5.7(a)	States of Organization
Schedule 5.7(b)	Chief Executive Offices
Schedule 5.7(c)	Organizational Identification Numbers
Schedule 5.7(d)	Commercial Tort Claims
Schedule 5.8(b)	Capitalization of Borrower
Schedule 5.8(c)	Capitalization of Borrower’s Subsidiaries
Schedule 5.10	Litigation
Schedule 5.14	Environmental Matters
Schedule 5.15	Intellectual Property
Schedule 5.17	Deposit Accounts and Securities Accounts
Schedule 5.19	Permitted Indebtedness
Schedule 5.23	Certain Transactions
Schedule 5.27	License Agreements

Schedule D-1

Designated Account

Account number 2000016576021 of Borrower maintained with Borrower’s Designated Account Bank (as defined below), or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

“Designated Account Bank” means Wachovia Bank, National Association, whose office is located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, and whose ABA number is 031201467.

Schedule E-1

Eligible Inventory Locations

90 Park Avenue	Ann Assembly (inventory packaging vendor)
New York, New York 10016	22 Pinehill Street
East Taunton, Massachusetts 02718
6 Hazel Street
Attleboro, Massachusetts 02703	Geoyce (inventory packaging vendor)
31A Fifth Street
656 Joseph Warner Boulevard	Attleboro, Massachusetts 02703
Taunton, Massachusetts 02780
SS Kriss Enterprises (inv. packaging vendor)
8800 North Gainey Center, #278	55 Pawtucket Avenue
Scottsdale, Arizona 85258	Pawtucket, Rhode Island 02860

25 West 39th Street	Karick (inventory packaging vendor)
New York, New York 10018	200B Williams Street
North Dighton, Massachusetts [02764]
5900 Sugarloaf Parkway, #305
Lawrenceville, Georgia	Pizazz (inventory packaging vendor)
(this location is scheduled	180 Weeden Street
to close by June 30, 2004)	Pawtucket, Rhode Island 02860

7400 South Las Vegas Boulevard
Las Vegas, Nevada	Liberty International, Inc. (customs broker)
470 Main Street
6401 Richmond Road	Pawtucket, Rhode Island 02860
Lightfoot, Virginia
1218 Apparel Center
1444 State Route 9, #7	350 North Orleans Street
Lake George, New York	Chicago, Illinois 60654 (lease ends
12/31/04; Borrower has no inventory
1920 Military Road	and no longer operates at this location)
Niagara Falls, New York

4949 International Drive Ext.	A.V. Thomas Leather & Allied Products Ltd.
Orlando, Florida	118, Velacherri, Main Road
Guindy, Chennai 600 032, India
5401 West Oakridge Road, Ste. 77B	(inventory manufactured here is prepaid byBorrower)
Orlando, Florida

801 Hill Avenue, Suite R3, Unit 103B
Reading, Pennsylvania

Schedule L-1

Lender’s Account

An account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender’s Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

Schedule PI-1

Permitted Investments

A list of the investments of the Borrower on the Closing Date is attached.

SWANK, INC.
OUTSTANDING STOCK OPTIONS

DIRECTORS *		*Options are granted under the 1994 Non-Employee Director Stock Option Plan.
J. Macht	6,667

R. Vise	6,667

E. Luft	75,000

Ja. Tulin	75,000

Jo. Tulin	150,000

M. Tulin	75,000

Subtotal Dir.	388,334

EXECUTIVE OFFICERS**		** Options granted under the 1998 Equity Incentive Compensation Plan.
P. Duckett	75,000

M. Goldfeder	75,000

J. Kassner	75,000

Subtotal Exec.	225,000

OFFICERS**
A. Gately, III	25,000

Subtotal Officers	25,000

Total Dir. & Exec.	613,334

Total Off. & All Directors	638,334

Schedule P-1

Permitted Liens

NAME AND ADDRESS OF SECURED PARTY	DESCRIPTION OF COLLATERAL	JURISDICTION	FILE NO.
Winthrop Resources Corporation 1015 Opus Center 9900 Bron Road East Minnetanka, MN 55343	Equipment Lease of listed computer equipment and peripherals from lease SW010394	Connecticut SOS	0001903358
Winthrop Resources Corporation 1015 Opus Center 9900 Bron Road East Minnetanka, MN 55343	Equipment Lease of listed computer equipment and peripherals	Connecticut SOS	0001903437
Newcourt Communications Finance Corporation 2 Gatehill Drive Parsippany, NJ 07054	Equipment Lease of all equipment relating to Lease number X359220	Connecticut SOS	0001949399
Fuji Photo Film USA, Inc. 555 Taxter Road Elsmford, NY 10523		Massachusetts Secretary of the Commonwealth	91051835
Fuji Photo Film USA, Inc. 555 Taxter Road Elsmford, NY 10523	Continuation of # 91051835	Massachusetts Secretary of the Commonwealth	96420838
Fuji Photo Film USA, Inc. 555 Taxter Road Elsmford, NY 10523	Continuation of # 91051835	Massachusetts Secretary of the Commonwealth	200105041560
Newcourt Communications Finance Corporation 2 Gatehill Drive Parsippany, NJ 07054	Equipment Lease of all equipment relating to Lease number X359220	Massachusetts Secretary of the Commonwealth	099660132
IBM Credit Corporation 1 North Castle Drive Armonk, NY 10504	Equipment Lease of computers and peripherals	Massachusetts - Attleboro City	538-K
IBM Credit Corporation 1 North Castle Drive Armonk, NY 10504	Equipment Lease of computers and peripherals	Massachusetts - Attleboro City	240-L
Newcourt Communications Finance Corporation 2 Gatehill Drive Parsippany, NJ 07054	Equipment Lease of all equipment relating to Lease number X359220	Massachusetts - Attleboro City	411-L
Minolta Leasing Services 1055 Westlakes Drive Berwyn, PA 19312	Equipment Lease for Minolta Copiers - Lease # 24243312	New York - New York County	98PN08767

Schedule 2.6(a)

Cash Management Banks

HSBC Bank
8301 Niagara Falls Blvd.
Niagara Falls, NY 14304

Citibank
90 Park Avenue – FC 729 NYB+B125
New York, NY 10016

Fleet Bank of NY
Mail Stop NY/EH B 10018
69 State St., P.O. Box 510
Albany, NY 12201-0510

Bank of Fall River
438 Spring St.
N. Dighton, MA 02764

Wells Fargo Bank
Sunset/Eastern
2420 E. Sunset Rd.
Las Vegas, NV 89120

SouthTrust Bank
P.O. Box 2554
Birmingham, AL 35290-0100

Wachovia Bank (for bank accounts other than the Designated Account)
Bal. Confirmation Svcs. VA 7313
P.O. Box 50015
Roanoke, VA 24040

 Schedule 5.5

Locations of Inventory and Equipment

See the information set forth on Schedule E-1, which is incorporated by reference herein.

Schedule 5.7(a)

Jurisdictions of Organization

Borrower:

Delaware.

Joyas y Cueros de Costa Rica, S.A.:

Costa Rica

Schedule 5.7(b)

Chief Executive Offices

Borrower:

90 Park Avenue
New York, New York 10016

Joyas y Cueros de Costa Rica, S.A.:

None.  This corporation is inactive.

Schedule 5.7(c)

Organizational Identification Numbers

Borrower:

0349202

Joyas y Cueros de Costa Rica S.A.:

Not Applicable.

Schedule 5.7(d)

Commercial Tort Claims

None.

Schedule 5.8(b)

Capitalization of the Borrower

1.           Capitalization of the Borrower.

Type of Stock	Par Value	Authorized	Outstanding

Common	$.10 par value per share	43,000,000	5,522,490

Preferred	$1.00 par value per share	1,000,000	None.

Reference is made to the Restated Certificate of Incorporation of the Borrower, as amended to date, a copy of which has been furnished to the Lender, for information as to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each of the classes of capital stock of the Borrower.

2.           Outstanding Stock Options*:

Name	No. of Shares subject to Option

Directors

John Macht	6,667
Raymond Vise	6,667
Eric P. Luft	75,000
James E. Tulin	75,000
John Tulin	150,000
Marshall Tulin	75,000

Other Officers

Paul Duckett	75,000
Melvin Goldfeder	75,000
Jerold R. Kassner	5,000
Arthur Gately, III	25,000
___________________________
*Shares of the Borrower’s common stock, $.10 par value per share (“Common Stock”), are issuable upon the exercise of the listed options (subject to the anti-dilution provisions of the stock option plans under which such options were granted).

3.           Tulin Note:  The Tulin Note, a copy of which has been furnished to the Lender, is convertible into shares of Common Stock in accordance with a formula set forth in the Tulin Note (a maximum of 20% of the issued and outstanding shares of Common Stock are issuable).

Schedule 5.8(c)

Capitalization of Borrower’s Subsidiaries

Name of Subsidiary                                                                           Ownership Percentage

Joyas y Cueros de Costa Rica, S.A.                                                  65% owned by Borrower

1.           Capitalization of Joyas y Cueros de Costa Rica, S.A. (“Joyas”).

The authorized capital stock of Joyas consists of 20,000 colones, represented by 20,000 common shares of one colon each (the “Common Shares”).  There are 20,000 Common Shares outstanding, 13,000 of which are owned of record and beneficially by the Borrower.

2.           Certain Restrictions.

Except as provided in the next paragraph, there are no subscriptions, options, warrants or calls relating to the shares of Joyas, and neither the Borrower nor Joyas is subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any Common Shares or any security convertible into or exchangeable for Common Shares.

The stockholders of Joyas and certain other entities are parties to a Shareholders’ Agreement dated as of November 1, 1998 (the “Joyas Shareholders’ Agreement”).   The Joyas Shareholders’ Agreement grants to Joyas and its shareholders a right of first refusal, but not the obligation, to purchase Common Shares that a shareholder proposes to sell, as well as customary tag-along and drag-along rights.  Under the Joyas Shareholders’ Agreement, the Board of Directors of Joyas may demand that its shareholders contribute capital to Joyas in an amount sufficient to satisfy any shortfall necessary to pay operating expenses or other expenditures.  As previously disclosed to the Lender, Joyas is presently inactive.  The Borrower has the right, but not the obligation, to purchase the shares of the other shareholders.  The other original shareholder of Joyas, Manufacturera J.P. Nina, S.A. has preemptive rights to purchase Common Shares in the event that any issuance of Common Shares, or securities convertible or exchangeable into Common Shares, would reduce its percentage ownership, on a fully-diluted basis, to below 10%.  At present, there are no such convertible securities.  In addition, the Joyas Shareholders’ Agreement further provides that the Borrower has the right to appoint a majority of the Board of Directors of Joyas, which manages the business and affairs of Joyas.

Schedule 5.10

Litigation

1.           Lenox Jewelry Products Corp. v. Swank, Inc.  This is an action commenced in June 1979 against the Borrower in the Supreme Court of the State of New York, County of New York.  The Complaint alleges that plaintiff was (with certain exceptions) the sole and exclusive sales agent for the Borrower’s Crestline division with respect to the sale of watchbands and seeks an accounting for monies due.  Discovery proceedings have been commenced but the action has been dormant.  See Audit Response Letter of Jenkens & Gilchrist Parker Chapin, LLP (“J&GPC”) attached hereto.

2.           J.D.J. Export-Import, Inc.  This is an action commenced in August 1987 against the Borrower in the Supreme Court of the State of New York, County of New York, seeking damages by reason of an alleged failure of the Borrower to fill an order.  The complaint seeks damages stated to be in excess of $50,000.  The action is in the discovery stage.  The action has been dormant since March 1988.  See Audit Response Letter of J&GPC attached hereto.

3.           First KJM Corporation v. Swank.  This is an action pending in the District Court of the County of Nassau wherein the plaintiff seeks $15,000 in damages arising from alleged breach of responsibilities in the sale of watches.  The matter is in the discovery stage.  See Audit Response Letter of J&GPC attached hereto.

4.              TBAC Investment Trust v. Swank.  This is a patent infringement suit pending in the United States District Court for the Northern District of Texas, Dallas Division.  Although settlement offers have been exchanged (TBAC Investment Trust offered $50,000 and Swank countered with $10,000).  See Audit Response Letter of Darby & Darby attached hereto.

5.              Popodopoulos v. Swank, Inc.   This case, which is pending in federal court in Connecticut, docket number 3:03cv1341(CFD), was commenced by an employee who quit seeking entitlement to severance pay.  See the audit response letter of Morgan, Brown & Joy attached hereto.

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 704-6000 Facsimile (212) 704-6288 www.jenkens.com
Austin, Texas
(512) 499-3800
Chicago, Illinois
(312) 425-3900
Dallas, Texas
(214) 855-4500
Houston, Texas
(713) 951-3300
Los Angeles, California
(310) 820-8800
Pasadena, California
(626) 578-7400
San Antonio, Texas
(210) 246-5000
Washington, D.C.
(202) 326-1500

February 17, 2004

By Fax and Regular Mail
BDO Seidman, LLP
150 Federal St.
Suite 900
Boston, MA 02110

Re:           Swank, Inc.

Ladies and Gentlemen:

1.         Reference and Date of Firm’s Response.
By letter dated January 8, 2004 (the “Audit Inquiry Letter”), Brett L. Cambridge, Controller, has requested us to furnish you with certain information in connection with your examination of the accounts of Swank, Inc. or any of its subsidiaries (the “Company”) for the audit period beginning January 1, 2003 and ending December 31, 2003.

The information set forth herein is as of February 5, 2004, the date on which we commenced our internal review procedures for the purpose of preparing this response, except as otherwise noted, and we assume no obligation to advise you of changes which may thereafter be brought to our attention.

2.         Scope of Services Rendered.
We represented the Company as to specific matters. Accordingly, there may exist other matters of a legal nature that could have a bearing on the Company’s financial condition with respect to which we have not been consulted. Our response is limited to those specific matters that have been given substantive attention by us through such representation and recognized by us as being within the scope of this response.

3.         Materiality Measure.
Pursuant to the request of the Company, for purposes of this letter, we have deemed loss contingencies to be material if an individual loss contingency involves more than $1,000 and loss contingencies collectively involve more than $1,000.

Jenkens & Gilchrist Parker Chapin LLP

BDO Seidman, LLP
February 17, 2004

4.         Pending or Threatened Litigation.
Subject to the foregoing and to the limitations hereinafter set forth, we advise you that during the audit period we have not been engaged to give substantive attention to or represent or advise the Company professionally in connection with overtly threatened or pending litigation in connection with loss contingencies coming within the scope of clause (a) of Paragraph 5 of the American Bar Association’s Statement of Policy Regarding Lawyers’ Responses to Auditors’ Requests for Information (the “ABA Policy”), approved December 8, 1975 and published inter alia, in 31 Business Lawyer 1709 (April 1976), which constitutes material loss contingencies as defined above, with the exception of that which is set forth on EXHIBIT “A” attached hereto.

5.         Contractual Loss Contingencies.
We are not undertaking to comment in this letter upon loss contingencies that may arise from contractually assumed obligations of the Company, because we understand you can satisfy yourself thereto through other audit procedures.

6.         Unasserted Claims.
The Company’s letter did not specifically identify any items described in clause (c) of Paragraph 5 of the ABA Policy (unasserted possible claims or assessments), and we therefore are not undertaking to comment in this letter with regard to any such loss contingencies, if any should exist.

7.         Discussion of Unasserted Claims with Company.
This will confirm our understanding that whenever, in the course of preparation of this response to the Audit Inquiry Letter, we have formed a professional conclusion that the Company should disclose or consider disclosure in its financial statements of a material unasserted possible claim or assessment, we will so advise the Company and will consult with the Company concerning the question of disclosure of such matter in the financial statements and the applicable requirement of Statement of Financial Accounting Standards No. 5. For purposes of disclosure in a financial statement, we understand an unasserted possible claim or assessment requires disclosure only if the Company has concluded that (i) it is probable that a claim will be asserted, (ii) there is a reasonable possibility, if the claim is, in fact, asserted, the outcome will be unfavorable, and (iii) the liability resulting in such unfavorable outcome will be material (as defined above).

8.         Limitations by ABA Policy.
This response is limited by the ABA Policy and without limiting the generality of the foregoing, the limitations set forth in the ABA Policy on the scope and use of this response (Paragraphs 2 and 7) are specifically incorporated herein by reference.  Any description herein of any “loss contingencies” is qualified in its entirety by Paragraph 5 of the ABA Policy and the accompanying Commentary (which is an integral part of the ABA Policy).

Jenkens & Gilchrist Parker Chapin LLP

BDO Seidman, LLP
February 17, 2004

9.         Scope of Firm’s Review.
In preparation of this response, we have endeavored to determine from the lawyers presently in this firm who have performed services for the Company since the beginning of the audit period specified herein, whether such services involved substantive attention in the form of legal consultation concerning loss contingencies coming within the scope of clause (a) of Paragraph 5 of the ABA Policy.  Beyond that, we have made no review of any of the Company’s transactions or other matters for the purpose of identifying loss contingencies to be described in this letter.  We disclaim responsibility to comment upon any matters to which an attorney who is presently with our firm may have given substantive attention prior to becoming an attorney with our firm and to which substantive attention has not been given after he became an attorney with our firm.

10.       Use of Our Response.
This letter is solely for your information in connection with your audit of the financial condition and results of operations of the Company during the audit period, and is not to be quoted in whole or in part or otherwise referred to in any financial statement of the Company or related document, nor is it to be filed with any governmental agency or other persons, without the prior written consent of this firm.

11.       Other Matters.

We understand you have been advised by the Company that the Company is in default under its credit facility with Congress Financial Corporation (“Congress”), and that the Company and Congress have each executed and delivered to the other a Forbearance Agreement dated February 4, 2004.  We refer you to the Company for any further information you require with regard to such default and Forbearance Agreement.

We express no opinion and do not purport to include information with respect to any other inquiries contained in the request identified in the first paragraph hereof. Please be advised that Mr. Mark Abramowitz, a partner of Jenkens & Gilchrist Parker Chapin, LLP, owns less than 1% of the Company’s common stock.

12.       Debt to Firm.
As of December 31, 2003, the Company was indebted to this firm for billed services or expenses in the amount of $73,409.34.  Unbilled services and expenses at December 31, 2003 aggregated approximately $24,746.78.

13.       Sole Communication.
This letter represents the only authorized communication from this firm and is the only communication from this firm upon which you may rely regarding “loss contingencies” of the Company and with respect to the matters discussed herein.

Jenkens & Gilchrist Parker Chapin LLP

BDO Seidman, LLP
February 17, 2004

14.       Attorney-Client and Work Product Privileges.
The Company has advised us that, without limiting its request for certain specific information in the Audit Inquiry Letter (which we are authorized to give you consistent with the ABA Statement of Policy), the Audit Inquiry Letter is not intended, and should not be deemed or construed, in any way to waive any aspect of the Company’s attorney-client privilege. Moreover, our response to you is not intended, and should not be deemed or construed, in any way to waive any aspect of the attorney work product privilege with respect to any of our files involving the Company or any other person.

                               Sincerely,

                               /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                               JENKENS & GILCHRIST PARKER CHAPIN LLP

cc:        Mr. Jerold R. Kassner
Mr. Brett L. Cambridge

EXHIBIT “A”

1.           This is an action commenced in June, 1979 by Lenox Jewelry Products Corp. against the Company in the Supreme Court of the State of New York, County of New York.  The Complaint alleges that plaintiff was (with certain exceptions) the sole and exclusive sales agent for the Company's Crestline division with respect to the sale of watchbands and seeks an accounting for monies due.  Discovery proceedings have been commenced but the action has been dormant.

2.           This is an action commenced in August 1987 by J.D.J. Export-Import, Inc. in Supreme Court, New York County, seeking damages by reason of an alleged failure of the Company to fill an order.  The complaint seeks damages stated to be in excess of $50,000.  The action is in the discovery stage.  The action has been dormant since March, 1988.

3.           In or about September, 1988 the Company received notice from the Department of Pollution Control and Ecology of the State of Arkansas that Prince Gardner, along with numerous other companies, had been identified as a responsible party in connection with the release or threatened release of hazardous substances from the Diaz Refinery Incorporated site in Diaz, Arkansas.  The Company advised the State of Arkansas that it would participate in negotiations with the Department of Pollution Control and Ecology through the committees formed by the potentially responsible parties.

4.           First KJM Corporation v. Swank.  This is an action pending in the District Court of the County of Nassau wherein the plaintiff seeks $15,000 in damages arising from alleged breach of responsibilities in the sale of watches.  Swank denies any liability, and the matter is in the discovery stage.

5.           On or about January 12, 1990, the Company received a Request for Information from the Environmental Protection Agency regarding the Shpack Superfund site located in Attleboro-Norton, Massachusetts.  On June 7, 1990 the Company, as well as fifteen others, received a notice of potential liability under the Superfund statute from the EPA regarding the Shpack site.  On or about September 24, 1990 the Company, as well as five other companies and the Town of Norton entered into an Administrative Order by Consent pursuant to which the Potentially Responsible Parties (“PRPs”) agreed to reimburse the EPA for past costs and to conduct a Remedial Investigation/Feasibility Study (“RIFS”) regarding the alleged contamination at the Swank site. It is anticipated that the RIFS will be completed in March 2004.

6.           On or about September, 1991, the Company signed a judicial consent decree relating to the Western Sand and Gravel site located in Burrillville and North Smithfield, Rhode Island.  The consent decree was entered by the U.S. District Court for the District of Rhode Island on August 28, 1992.  The most likely scenario cost estimates for remediation of the ground water at the site range from approximately $2.8 million to approximately $7.8 million.  Based on current participation, the Company's share is 7.98% of approximately 75% of the costs.

7.           In May, 1992, Ms. Valerie Ullmer, an employee of the Potomac Mills, Virginia store, filed a charge with the EEOC claiming she was retaliated against for refusing to discriminate against blacks.  On July 20, 1992, we submitted a position statement with the EEOC contesting Ms. Ullmer's charges.  We have not heard of anything to date.

8.           In a series of emails sent to Swank by Tag-It, Inc. (“Tag-It”), a box supplier, Tag-It has claimed that Swank (i) was in breach of an agreement to purchase “Anne Klein II boxes,”

alleging that Swank had agreed to purchase the one million units but had only purchased 750,000 units; (ii) owed Tag-It approximately $34,313 for air freight charges, and (iii) was liable to Tag-It for copyright infringement in connection with certain “Guess” and “Anne Klein II” boxes.  The Company disputed these claims.  The Company and Tag-It settled the matter on July 21, 2003 and the lawsuit has been dismissed with prejudice. We refer you to the Company for any further information you require.

  DARBY &
 DARBY

    PROFESSIONAL CORPORTION

    INTELLECTUAL PROPERTY LAW

    NEW YORK
    805 THIRD AVENUE
    NEW YORK, NY  10022-7513
    TEL  212-527-7700
    FAX 212-753-6237

    SEATTLE
    1191 SECOND AVENUE
    SEATTLE, WA  98101
    TEL. 206-262-8906
    FAX 206-262-89901

February 19, 2004	PAUL FIELDS MEMBER OF THE FIRM
Reference: 07335/805237-000
212-527-7700
pfields@darbylaw.com

BDO Siedman, LLP 150 Federal Street Suite 900 Boston, MA 02110
Re: Audit – Swank, Inc.

Gentlemen:

We have been requested by letter dated 8 January 2004, from Brett L. Cambridge, Controller of the above corporation, to provide you with certain information regarding your audit of the company.

Accordingly, please be advised that the only litigation against the company of which we are aware is a patent infringement suit entitled TBAC Investment Trust v. Swank Inc. et al., United States District Court for the Northern District of Texas, Dallas Division, Civil Action No. 303CV2876-L.  Target Corporation, Saks Inc. and Saks Department Store Group are also included as co-defendants.  Under an indemnification agreement with these latter companies, Swank has undertaken the sole defense of this action.

Swank intends to contest this case vigorously.  However, in the interim, settlement negotiations between Swank, Inc. and TBAC are ongoing.  TBAC has advanced a settlement offer of $50,000.00.  Swank will counter-offer to settle the action for $10,000.00.

At present, a Motion is pending before the Court which was filed by Swank and requests dismissal of the action based on the fact that the patent is invalid due to the failure of the applicant to follow certain procedures within the U.S. Patent Office during the prosecution of the application leading to the patent in suit.

DARBY & DARBY
We believe that there are good grounds to support the defenses asserted by Swank to Plaintiff’s claims and that those defenses, if sustained by the evidence at trial, should be sufficient in order to defeat any material recovery against Swank.

We are not aware of any other litigations or threatened litigations or any unasserted claims or assessments against the company other than those mentioned above.

As of 31 December 2003, there was due and owing to this firm the billed amount of $17,009.23. As of that date unbilled fees amounted to $13,745.50 and unbilled costs amounted to $848.28.

This response is limited by, and in accordance with, the ABA Statement of Policy Regarding Lawyer’s Responses to Auditor’s Requests for Information (December 1975). Without limiting the generality of the foregoing, the limitations set forth in such Statement on the scope and use of this response are specifically incorporated herein by reference and any description herein of any “loss contingencies” is qualified in its entirety by Paragraph 5 of the Statement and the accompanying Commentary (which is an integral part of the Statement).  Consistent with the last sentence of Paragraph 6 of the ABA Statement of Policy, and pursuant to the company’s request, this will confirm as correct the company’s understanding as set forth in its audit inquiry letter to us that, whenever in the course of performing legal services for the company with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosures, we have formed a professional conclusion that the company must disclose or consider disclosure concerning such possible claim or assessment, we will so advise the company and will consult with the company concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standard No. 5.

DARBY & DARBY	If you require any further information, please do not hesitate to contact the undersigned.

Sincerely,

/s/ Paul Fields
Paul Fields

PF:taz Enclosure

	cc:	John A. Tulin B.L. Cambridge Jerry Kassner

MORGAN, BROWN & JOY
ATTORNEYS AT LAW
ONE BOSTON PLACE
BOSTON, MASSACHUSETTS  02108-4472

KEITH B. MUNTYAN
TELEPHONE (617) 523-6666
FACSIMILE (617) 367-3125

February 19, 2004

BDO Seidman, LLP
150 Federal Street, Suite 900
Boston, MA 02110

Re:    Swank, Inc.

Dear Sir or Madam:

This office represents the above-referenced employer in matters of labor and employment law.

Pending or Threatened Litigation:

There are presently two items of pending litigation against the Company with respect to which I have knowledge.  In McCarthy v. Swank, Inc., which is Docket No. 00131479 at the Massachusetts Commission Against Discrimination, an employee who was laid off as the result of restructuring alleges age discrimination.  In Popodopoulos v. Swank, Inc., a case in federal court in Connecticut, docket number 3:03cv1341(CFD), an employee who quit alleges entitlement to severance pay.

In each case the Company intends to defend vigorously, and has substantial defenses in both fact and law available to it.  The Company's likelihood of ultimate success in each case is good.

Unasserted Claims or Assessments:

We are aware of no unasserted claims or assessments which we believe are probable of assertion.

Disclosure:

When, in the course of performing legal services for this client, we form the opinion that the client should disclose or consider disclosing a possible claim or assessment, we so advise the

BDO SEIDMAN, LLP
February 19, 2004

client and consult with management concerning the question of such disclosure.

Unpaid and/or Unbilled Charges:

At December 31, 2003, the amount unpaid for services rendered was $7,611.74.

If you have any additional questions or need further information, please do not hesitate to contact me.

Sincerely,

/s/ Keith B. Muntyan

Keith B. Muntyan

cc:           Jerald Kassner, CFO

Schedule 5.14

Environmental Matters

1.           On June 7, 1990, the Borrower received notice from the United States Environmental Protection Agency (“EPA”) that it, along with fifteen others, had been identified as a Potentially Responsible Party (“PRP”) in connection with the release of hazardous substances at a Superfund site located in Massachusetts. This notice does not constitute the commencement of a proceeding against the Borrower nor necessarily indicate that a proceeding against the Borrower is contemplated. The Borrower, along with six other PRP’s, has entered into an Administrative Order by Consent pursuant to which, inter alia, they have undertaken to conduct a remedial investigation/feasibility study (the “RI/FS”) with respect to the alleged contamination at the site.

The RI/FS has been completed and the EPA is expected to announce its Record of Decision during the summer of 2004.  The Massachusetts Superfund site is adjacent to a municipal landfill that is in the process of being closed under Massachusetts law.  It is unlikely that this matter will have a material adverse effect on the Borrower’s operating results, financial condition or cash flows because once the FS is approved by the EPA, the Borrower’s obligation under its Consent Order will cease. The PRP Group’s accountant’s records reflect group expenses since December 31, 1990, independent of legal fees, in the amount of $3,785,739 as of December 31, 2003. The Borrower’s share of costs for the RI/FS is being allocated on an interim basis at 12.52%. Due to the withdrawal of two PRP’s, however, the Borrower expects that the respective shares of these costs in the future will be reallocated among the remaining members of the PRP Group. The Borrower believes that it has adequately reserved for the potential costs associated with this site.

2.           In September 1991, the Borrower signed a judicial consent decree relating to the Western Sand and Gravel site located in Burrillville and North Smithfield, Rhode Island. The consent decree was entered on August 28, 1992 by the United States District Court for the District of Rhode Island. The most likely scenario for remediation of the ground water at this site is through natural attenuation, which will be monitored for a period of up to 24 years. Estimates of the costs of remediation range from approximately $2.8 million for natural attenuation to approximately $7.8 million for other remediation. Based on current participation, the Borrower’s share is 8.66% of approximately 75% of the costs. Management believes that this site will not result in any material adverse effect on the Borrower’s operating results, financial condition or cash flows based on the results of periodic tests conducted at the site. The Borrower believes that it has adequately reserved for the potential costs associated with this site.

3.           In 1988, the Borrower received notice from the Department of Pollution Control and Ecology of the State of Arkansas that the Borrower, together with numerous other companies, had been identified as a PRP in connection with the release or threatened release of hazardous substances from the Diaz Refinery, Incorporated site in Diaz, Arkansas.  The Borrower has advised the State of Arkansas that it intends to participate in negotiations with the

Department of Pollution Control and Ecology through the committees formed by the PRPs.  The Borrower has not received further communications regarding the Diaz site.

4.           The Borrower uses cleaning and similar materials in the ordinary course of its business that may be considered to be Hazardous Materials as such term is defined in this Agreement.

Schedule 5.15

Intellectual Property

1. A list of the Borrower’s registered trademarks and patents is attached .

2. The Company also uses the following trade names: Designer Jewelry, Swank Factory Store, 90 Park, and Crestline.

Swank, Inc.

Trademark Report by Mark					Printed: 4/14/2004		Page 1

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

90 PARK
UNITED STATES	3000828-US0	9/16/1986	620,300	4/7/1987	1,436,059	REGISTERED	42
42 - RETAIL DEPARTMENT STORE SERVICES

90 PARK AVE
UNITED STATES	3000827-US0	10/9/1984	502,781	5/21/1985	1,336,556	ABANDONED	14
14 - JEWELRY

UNITED STATES	3000827-US1	7/9/2001	76/282,490	2/5/2002	2,536,534	REGISTERED	14
14 - JEWELRY

ARCTIC FREEZE
UNITED STATES	300A961-US0	7/26/1994	74/553,742	8/29/1995	1,914,983	ABANDONED	21
21 - MUGS

ARTS OF THE WORLD
UNITED STATES	3000146/US0	6/15/1960	99,103	2/21/1961	711,504	REGISTERED	14
14 - MEN’S JEWELRY-NAMELY, CUFF LINKS, TIE CLIPS, PIN-UPS, KEY CH AINS, WALDEMAR CHAINS, MONEY CLIPS, COLLAR FINS, …

BEAUX ARTS
UNITED STATES	3000178-US0	1/9/1962	135,474	1/1/1963	742,983	ABANDONED	14
14 - CUFF LINKS, COLLAR BARS, TIE CLIPS, TIE TACKS, BELT BUCKLES, AND KEY CHAINS MADE IN PART OR OF PLATED WITH PRECIOUS METAL

BECHELLI
UNITED STATES	3004452-US0	4/27/1971	390,354	9/5/1972	942,188	ABANDONED	18,25
18 - WALLETS, BILLFOLDS AND KEYCASES
25 - DRESS BELTS FOR MEN AND WOMEN

BIAGI
DENMARK	4004510-DK0	12/30/1980	5802/1980	12/2/1981	2621/1980	ABANDONED	14
14 - ALL GOODS IN CLASS 14

NORWAY	4004510-NO0	12/23/1980	640320	2/18/1982	110690	ABANDONED	14
14 - COSTUME JEWELRY

UNITED STATES	3000369-US0	4/3/1975	48,471	3/2/1976	1,034,792	REGISTERED	14
14 - JEWELRY AND PRECIOUS AND SEMI-PRECIOUS METALS AND COMBINA-TIONS THEREOF

BIAGI (Stylized)
UNITED STATES	3000226-US0	5/11/1971	391,666	6/20/1972	935,850	REGISTERED	18
18 - WALLETS, BILLFOLDS AND KEY CASES

Cobbler Design
UNITED STATES	3000236-US0	5/25/1971	393,007	10/10/1972	944,394	REGISTERED	18
18 - WALLETS, BILLFOLDS AND KEY CASES

UNITED STATES	3000503-US0	9/13/1978	185,518	5/27/1980	1,136,267	REGISTERED	25
25 - DRESS BELTS FOR MEN AND WOMEN

COMMUTER WALLET
UNITED STATES	300G995-US0	10/24/2000	76/153,204			ABANDONED	18
18 - WALLETS AND SMALL LEATHER GOODS

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 2

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
COMPARI
UNITED STATES	3001111-US0	1/4/1988	704,088	9/6/1988	1,502,973	ABANDONED	14
14 - JEWELRY

CRESTLINE
UNITED STATES	3000231-US0	4/27/1971	390,353	6/5/1973	960,189	REGISTERED	18
18 - WALLETS, BILLFOLDS, AND KEY CASES

CUSTODIAN
UNITED STATES	300A232-US0	9/25/1947	535,769	6/14/1949	510,888	ABANDONED	003
003 - WALLETS OR BILLFOLDS

CUTLASS
UNITED STATES	300A585-US0	3/26/1968	294,219	9/3/1968	855,787	ABANDONED	034
034 - PYROPHORIC LIGHTERS

DATE-O-MATIC
UNITED STATES	3009048-US0	3/26/1992	74/259,472	4/19/1994	1,832,203	ABANDONED	018
018 - LEATHER GOODS; NAMELY, WALLETS

DCW DRESS CASUAL WEAR
UNITED STATES	300B566-US0	7/24/1995	74/704,904	12/31/1996	2,026,535	ABANDONED	25
25 - BELTS

GRAND PRIX
UNITED STATES	3000162-US0	10/23/1961	130,511	8/14/1962	736,006	REGISTERED	14
14 - MEN’S JEWELRY-NAMELY, CUFF LINKS, TIE BARS, TIE TACKS, AND KEY CHAINS

UNITED STATES	3000181-US0	9/4/1962	152,457	5/21/1963	749,612	REGISTERED	18
18 - WALLETS

UNITED STATES	3004484-US0	3/26/1968	294,218	11/4/1969	879,750	REGISTERED	34
34 - PYROPHORIC LIGHTERS

ISLAND GRAPHICS
UNITED STATES	3001035-US0	9/22/1986	621,424	4/7/1987	1,435,573	ABANDONED	18
18 - WALLETS, KEY CASES, CREDIT CARD CASES

JADE EAST
UNITED STATES	3000142-US0	5/12/1964	193,305	6/1/1965	790,473	REGISTERED	52
52 - PERFUMED TOILET SOAP

UNITED STATES	3000142-US1	7/30/1964	198,908	6/15/1965	791,153	ABANDONED	051
051 - MEN’S TOILETRIES; NAMELY, TALCUM POWDER AND SHAVING CREAM

UNITED STATES	3000144-US0	10/9/1963	178,653	2/9/1965	784,934	REGISTERED	51
51 - COLOGNE, AFTER-SHAVE LOTION AND DEODORANT

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 3

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
JADE EAST (Chinese Characters)
UNITED STATES	3000211-US0	2/10/1964	186,410	1/5/1965	782,977	REGISTERED	51
51 - COLOGNE, AFTER-SHAVE LOTION, DEODORANT, AND TALCUM POWDER

JAVELIN
UNITED STATES	300A408-US0	11/17/1961	132,266	6/12/1962	732,751	ABANDONED	037
037 - MECHANICAL PENS AND PENCILS

KATAKANA CHARACTERS (and design)
UNITED STATES	300A493-US0	10/6/1964	203,439	7/20/1965	793,080	ABANDONED	052
052 - TOILET SOAPS

KEY-JECTOR
UNITED STATES	3004445-US0	9/24/1968	308,159	6/24/1969	871,560	ABANDONED	018
018 - KEY CASES

KUM-A-PART
UNITED STATES	3000129-US0	2/24/1965	212,707	12/14/1965	800,343	REGISTERED	14
14 - JEWELRY FOR PERSONAL WEAR OR ADORNMENT-NAMELY, CUFF LINKS, TIE TACKS, BELT BUCKLES AND KEY CHAINS MADE IN WHOLE…

LADY SWANK
AUSTRALIA	4004501-AU0	12/3/1982	A384740	12/3/1982	A384740	ABANDONED	14
14 - ARTICLES MADE OF PRECIOUS METALS & THEIR ALLOYS, OR IMITA- T IONS THEREOF OR COATED THEREWITH OR SET WITH PRECIOUS STOES

AUSTRALIA	4004501-AU1	12/3/1982	A384741	12/3/1982	A384741	ABANDONED	18
18 - ARTICLES MADE OF LEATHER NOT INCLUDED IN OTHER CLASSES

AUSTRALIA	4004501-AU2	12/3/1982	A384742	12/3/1982	A384742	ABANDONED	25
25 - BELTS, BRACES & SUSPENDERS

MEXICO	4004501-MX0	2/8/1980	162034	6/26/1980	246785	ABANDONED	14
14 – JEWELRY, PRECIOUS STONES, OBJECTS PLATED WITH PRECIOUS METALS OR WITH IMITATION GOLD METAL, ARTIFICIAL JEWELRY, OBJECTS OF ART AND TRINKETS OF BRONZE, FINE STONES AND ARTICLES MADE OF FINE STONES, WATCH STRAPS, WATCH BRACELETS; HOROLOGICAL AND CHRONOMETRIC INSTRUMENTS

UNITED STATES	3000127-US0	2/24/1965	212,708	11/16/1965	798,688	REGISTERED	18
18 - WALLETS AND BILLFOLDS

UNITED STATES	3000127-US1	9/25/1947	535,756	1/4/1949	505,413	ABANDONED

UNITED STATES	3000128-US0	4/2/1965	215,663	11/9/1965	798,541	REGISTERED	14
14 - COSTUME JEWELRY FOR WOMEN AND YOUNG WOMEN FOR PERSONAL WEAR OR ADORNMENT

UNITED STATES	3000128-US1	2/24/1965	212,708	11/16/1965	798,688	REGISTERED	003
003 - WALLETS AND BILLFOLDS

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 4

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

UNITED STATES	3000141-US0	3/18/1966	241,388	7/25/1967	832,343	REGISTERED	20
20 - CASES OF WOOD, CARDBOARD, PLASTIC, AND BASE METAL, COVERED WITH NATURAL OR SIMULATED LEATHER…

MAGIC DIAL
UNITED STATES	3000952-US0	5/7/1986	597,359	1/20/1987	1,425,702	ABANDONED	14
14 - WATCHES

MALEBAGS
UNITED STATES	3004446-US0	6/21/1968	301,101	6/10/1969	870,709	ABANDONED	018
018 - SHOULDER STRAP-SUPPORTED HANDBAGS OR WALLETS

MONSIEUR LE BEAR
UNITED STATES	3000881 –US0	5/30/1985	540,505	12/17/1985	1,376,083	ABANDONED	28
28 - STUFFED TOY ANIMALS

NU-LOK
UNITED STATES	3001228-US0	1/8/1952	623,321	12/9/1952	567,754	ABANDONED	28
28 - COLLAR HOLDERS, CRAVAT HOLDERS, CUFF LINKS, BELT BUCKLES, A ND KEY CHAINS, ALL OF WHICH ARE MADE...WITH PRECIOUS METAL

PIN KLIP
UNITED STATES	3005662-US0	5/13/1948	535,763	2/22/1949	507,110	ABANDONED

POCKET SLIMS
UNITED STATES	300F966-US0	11/17/1999	75/851,625	7/23/2002	2,596,672	REGISTERED	18
18 - WALLETES AND SMALL LEATHER GOODS, NAMELY PASSCASE WALLETS, TRIFOLD WALLETS AND HIPFOLD WALLETS, CREDIT CARD CASES, SECRETARIES, JOTTERS, CREDIT CARD MONEY FOLDS, DEY CASES, KEY FOBS, CHANGE PUUSES, SHAVING KITS SOLD EMPTY, TIE CASES AND AGENDAS

POKER DART
UNITED STATES	300A479-US0	10/3/1963	144,199	12/31/1963	762,468	ABANDONED	022
022 - EQUIPMENT SOLD AS A UNIT FOR PLAYING A DART BOARD GAME

RAIN CANE
UNITED STATES	3000166-US0	3/7/1967	266,179	1/16/1968	842,519	REGISTERED	18
18 - UMBRELLAS

RAIN-O-MATIC
UNITED STATES	3000372-US0	6/11/1975	54,861	3/9/1976	1,035,352	REGISTERED	18
18 - UMBRELLAS

REQUISITES
JAPAN	4004463-JP0	11/14/1984	119,140/84			ABANDONED	04
04 -

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 5

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

UNITED STATES	3000892-US0	7/29/1985	550,657	11/10/1987	1,464,135	REGISTERED	3
3 - NON-MEDICATED SKIN CLEANSERS, SHAVING PREPARATIONS, MOISTUR IZERS, LIP RELIEF CREAM AND BRONZER GELS

RICHARD SCOTT
UNITED STATES	3004475-US0	7/9/1984	488,926	6/11/1985	1,340,951	REGISTERED	25
25 - BELTS
UNITED STATES	3004475-US1	7/30/1984	492,543	10/29/1985	1,367,523	REGISTERED

ROYAL COPENHAGEN
JAPAN	4005665-JP0	3/25/1978	19963/78			ABANDONED	4L
4L -

UNITED STATES	3000203-US0	6/4/1970	338,273	10/26/1971	922,913	ABANDONED	3
3 - TOILET SOAP

S in Pentagon Design
UNITED STATES	3000176-US0	12/27/1961	134,766	1/1/1963	742,982	REGISTERED	14
14 - CUFF LINKS, COLLAR BARS, TIE CLIPS, TIE TACKS, BELT BUCKLES, AND KEY CHAINS MADE IN PART OF OR PLATED...

SAXONY
UNITED STATES	3000126-US0	4/24/1987	657,091	12/15/1987	1,468,975	REGISTERED	14
14 - JEWELRY

SENATOR
UNITED STATES	3004483-US0	3/13/1969	321,697	11/25/1969	881,107	ABANDONED	18
18 - WALLETS OR BILLFOLDS

SERRANO
UNITED STATES	3000360-US0	8/7/1975	59,970	11/29/1977	1,078,189	ABANDONED	3
3 - COLOGNE, AFTER SHAVE LOTION

SLIDE 'N SHINE
UNITED STATES	3006258-US0	10/20/1970	373,860	11/9/1971	923,518	ABANDONED	21
21 - SHOE SHINE BOXES

SPORTS NUTS
UNITED STATES	3009265-US0	8/10/1992	74/302,789			ABANDONED	008
008 - NUTCRACKERS

STREET SMART
UNITED STATES	3008616-US0	10/3/1991	74/210,288	9/21/1993	1,794,242	ABANDONED	014
014 - JEWELRY

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 6

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK
ARGENTINA	4004496-AR0	4/16/1979	2263477	3/31/2000	1,784,972	REGISTERED	14
14 - OBJECTS PLATED WITH PRECIOUS METALS OR WITH IMITATION GOLD METAL (EXCEPT CUTLERY, FORKS AND SPOONS), ARTIFICIAL JEWELRY, OBJECTS OF ART AND TRINKETS OF BRONZE, FINE STONES AND ARTICLES MADE OF FINE STONES, AND WATCH STRAPS, EXCEPT OF PRECIOUS METALS OR OF LEATHER OR TEXTILE

ARGENTINA	4004496-AR1	7/15/1994	1928443	10/31/1994	1542261	REGISTERED	14
14 - OBJECTS PLATED WITH PRECIOUS METALS, OBJECTS OF ART FASHIONED IN BRONZE, ARTIFICIAL JEWELRY, FINE STONES AND ARTICLES MADE OF FINE STONES, WATCH STRAPS A NOT OF PRECIOUS METAL AND COPPER TOKENS OR COUNTERS

ARGENTINA	4004496-AR2	11/9/1990	1777191	3/31/1993	1928722	REGISTERED	25
25 - BELTS, BUCKLES AND SUSPENDERS

AUSTRALIA	4004496-AU0	5/21/1973	268556	9/3/1974	A268556	REGISTERED	3
3 - TOILETRIES, INCLUDING TOILET SOAPS & PREPARATIONS FOR PERSONAL USE

AUSTRALIA	4004496-AU1	6/23/1987	A467,459	6/23/1987	A467459	REGISTERED	26
26 - ALL GOODS INCLUDED IN CLASS 26

AUSTRALIA	4004496-AU2	6/23/1987	467461	1/12/1990	A467461	ABANDONED	21
21 - ALL GOODS IN THE CLASS INCLUDING BRUSHES

AUSTRALIA	4004496-AU3	6/23/1987	A467462	11/1/1989	A467462	REGISTERED	18
18 - ALL GOODS IN THE CLASS INCLUDING SMALL LEATHER GOODS,WALLETS CARD CASES,CHECK BOOK CASES, CHANGE PURSES.

AUSTRALIA	4004496-AU4			3/10/1950	A101787	REGISTERED	14
14 - ARTICLES MADE OF PRECIOUS METALS AND THEIR ALLOYS

AUSTRALIA	4004496-AU5	6/23/1987	A467,460	6/23/1987	A467,460	ABANDONED	20
20 - NON-LEATHER TOILETRY KITS

AUSTRALIA	4004496-AU6	4/28/1952	A109705	5/4/1955	A109705	REGISTERED	34
34 - ARTICLES FOR SMOKERS' USE

AUSTRALIA	4004496-AU7	4/28/1952	A109704	3/22/1956	A109704	REGISTERED	25
25 - BELTS, BRACES AND SUSPENDERS

AUSTRALIA	4004496-AU8	4/28/1952	109703	4/28/1952	A109703	ABANDONED	18
18 - ARTICLES MADE OF LEATHER

AUSTRALIA	4004496-AU9	10/9/1992	A588197	3/28/1994	A588197	ABANDONED	28
28 - ALL GOODS IN THE CLASS.

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 7

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

BAHAMAS	4004496-BS0		N/A	7/9/1957	2798	REGISTERED	14
14 - JEWELRY, PRECIOUS STONES, BELTS BUCKLES, COLLAR PINS & HOLDERS, CUFF LINKS & BUTTONS, DRESS SETS, SHIRT CLIPS,TIE HOLDERS, TIE CLIPS ETC..

BENELUX	4004496-BX0	7/28/1987	700751	7/28/1987	438463	REGISTERED	14,18,20 21
14 - JEWELRY
18 - LEATHER GOODS
20 - NON-LEATHER TOILETRY KITS
21 - BRUSHES

BENELUX	4004496-BX1	1/1/1971	501284	1/1/1971	2618	REGISTERED	3,26,34 6,8,14 18
3 - TOILET PREPARATIONS
26 - TIE HOLDERS, TIE CLIPS, TIE RACKS
34 - CIGARETTE CASES, LIGHTERS, BOXES; ASH TRAYS, HUMIDORS, PIPE RACKS AND TAB LE SMOKING STANDS
6 - PRECIOUS METALS AND THEIR ALLOYS
8 - FORKS AND SPOONS, CUTLERY
14 - HOROLOGICAL AND CHRONOMETRIC INSTRUMENTS
18 - LEATHER GOODS

BERMUDA	4004496-BM0	7/1/1957	NA	10/9/1957	4118	REGISTERED	14
14 - JEWELRY, PRECIOUS STONES, PRECIOUS METALS & THEIR ALLOYS & GOODS IN PRECIOUS METALS OR COATED THEREWITH

BOLIVIA	4004496-BO0		N/A	9/23/1984	A-38884	REGISTERED	14
14 - JEWELRY

BRAZIL	4004496-BR0	1/23/1986	812405684	8/4/1987	812405684	ABANDONED	8
8 - PENKNIVES

BRAZIL	4004496-BR1	1/23/1986	812405706	11/3/1987	812405706	REGISTERED	26
26 - COLLAR BUTTONS & CUFF LINKS; SCARF & COLLAR PINS; TIE PINS & PAPER MONEY CLIPS & BELT BUCKLES

BRAZIL	4004496-BR2	1/23/1986	812405692	11/3/1987	812405692	ABANDONED	9L
9L - BRACELETS & WATCH CHAINS

CANADA	4004496-CA0		N/A	8/17/2029	216/47173	REGISTERED
- COLLAR BUTTONS, CUFF BUTTONS, SCARF PINS, COLLAR PINS, BELT BUCKLES, TIE CLIPS, CIGARETTE LIGHTERS, WATCH BRACELETS, MONEY CLIPS, WATCH CHAINS, POCKET KNIVES, DRESS SETS; CUFF LINKS, TIE TACS, KEY CHAINS, SHIRT STUDS, IDENTIFICATION BRACELETS, WATCHES AND WALLETS, BELTS, MEN'S WEARING APPAREL COMPRISING SHIRTS AND NECKTIES.

CANADA	4004496-CA1	10/24/1985	551358	1/2/1987	322448	REGISTERED
- TIE RACKS, CLOTHES BRUSHES, TRAVEL KITS, SHOEHORNS, AND AUTOMOBILE BATTERY OPERATED ACCESSORIES, NAMELY, EMERGENCY LIGHTS AND CAR VACUUMS.

CANADA	4004496-CA2		N/A	11/20/1964	138,193	REGISTERED
- PERFUMERY

Swank, Inc.

Trademark Report by Mark					Printed: 4/14/2004		Page 8

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

CHILE	4004496-CL0	8/6/1990	158294	11/8/2000	581633	REGISTERED	14
14 - JEWELS, PRECIOUS STONES AND METALS AND ARTICLES MADE FROM THEM; GOODS OF CAREY, CORAL, AMBER, ROCK CRYSTAL, MOTHER OF PEARL, ONYX, IVORY AND ANALOGOUS, N OT INCLUDED IN OTHER CLASSES.

CHILE	4004496-CL1	4/7/1998	330083	6/30/1998	515709	REGISTERED	18
18 - WALLETS AND BILLFOLDS

CHILE	4004496-CL2		535213	9/4/1991	615525	REGISTERED	14,26
14 - ARTICLES OF JEWELRY.
26 - LACE, EMBROIDERY, RIBBONS AND BRAID; BUTTONS, PINS, NEEDLES; ARTICLES USED BY TAYLORS, SHOEMAKERS, HATMAKERS AND FASHION DESIGNERS.

CHINA	4004496-CN0	1/27/1994	94008196			ABANDONED	3
3 - FRAGRANCES

CHINA	4004496-CN1	1/27/1994	9400897			ABANDONED	14
14 - ALL TYPES OF JEWELRY; WATCHES

CHINA	4004496-CN2	1/27/1994	94008198			ABANDONED	18
18 - LEATHER WALLETS

CHINA	4004496-CN3	1/27/1994	94008199			ABANDONED	25
25 - BELTS

CHINA	4004496-CN4	1/27/1994	94008200	8/14/1995	760398	REGISTERED	34
34 - CIGARETTE LIGHTERS

COLOMBIA	4004496-CO0	6/18/1985	245769	7/29/1988	121657	REGISTERED	3
3 - TOILETRIES, COSMETICS AND ALL GOODS IN CLASS 3.

COLOMBIA	4004496-CO1	8/6/1985	247449	12/12/1988	125796	REGISTERED	14
14 - JEWELRY

COLOMBIA	4004496-CO2	8/6/1985	247450	12/12/1988	123243	REGISTERED	18
18 - LEATHER GOODS

COLOMBIA	4004496-CO3	8/6/1985	247451			ABANDONED	25
25 - CLOTHING, INCLUDING BOOTS AND SHOES

COSTA RICA	4004496-CR0	5/29/1950	12,362	5/29/1950	12,362	REGISTERED	18
18 - VALISES, SUITCASES, CHESTS, SADDLES, BRIEFCASES AND WALLETS

COSTA RICA	4004496-CR1	5/29/1950	12,363	5/29/1950	12,363	REGISTERED	14
14 - JEWELRY AND FLATWARE OF FINE METAL

CURACAO	4004496-NT0	3/20/1950	2442	3/20/1950	06840	REGISTERED	14
14 - PRECIOUS METALS AND THEIR ALLOYS AND GOODS IN PRECIOUS METAL OR COATED

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 9

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

DENMARK	4004496-DK0	8/26/1987	5705/1987	1/31/1992	00499/1992	REGISTERED	8,18,20 21,26
8 - POCKET KNIVES
18 - SMALL LEATHER GOODS
20 - NON-LEATHER TOILETRY KITS
21 - BRUSHES
26 - TIE AND BELT RACKS

DENMARK	4004496-DK1	4/19/1968	1518/1968	10/17/1969	2854/1969	ABANDONED	3,5
3 - TOILETRIES
5 - DEODORANTS

DENMARK	4004496-DK2	7/2/1962	1478/64	4/18/1964	1478/1964	ABANDONED	14
14 - PRECIOUS METALS AND THEIR ALLOYS AND GOODS IN PRECIOUS METALS AND COATED THEREWITH, JEWELRY, PRECKOUS STONES, HOROLOGICAL AND OTHER CHRONOMETRIC INSTRUME NTS, PARTICULARLY, BELT BUCKLES, COLLAR PINS, CUFF LINKS AND BUTTON DRESS SETS, SHIRT CLIPS, TIE HOLDERS, TIE CLIPS, WALDEMAR CHAINS, WATCH BRACELETS, WATCH CHA INS AND MONEY CLIPS

DOMINICAN REPUBLIC	4004496-DO0			4/12/1950	7267	REGISTERED	48
48 - PRECIOUS METALS & THEIR ALLOYS,ARTICLES OF PRECIOUS METALS O R COATED THEREWITH,JEWELRY; PRECIOUS STONES;HOROLOGICAL INST

DOMINICAN REPUBLIC	4004496-DO1	1/20/1969	N/A	3/12/1969	17343	REGISTERED	44
44 - COLLAR BUTTONS, CUFF BUTTONS

ECUADOR	4004496-EC0			5/7/1996	5623-95	REGISTERED	14
14 - PRECIOUS METALS

EGYPT	4004496-EG0	3/11/1950	21244	3/11/1950	21244	ABANDONED	14
14 - JEWELRY

EL SALVADOR	4004496-SV0	7/19/1991	E-1669-91	1/11/1993	234 BOOK 14	REGISTERED	14
14 - JEWELRY

EL SALVADOR	4004496-SV1	7/19/1991	E-1668-91	7/9/1992	160 BOOK 11	REGISTERED	18
18 - SMALL LEATHER GOODS, INCLUDING WALLETS, CARD CASES, CHECK BOOK CASES, CHA NGE PURSES AND THE LIKE.

FIJI	4004496-FJ0	5/30/1986	17638	5/30/1986	17638	ABANDONED	38
38 - ALL TYPES OF SPORTS AND CASUAL CLOTHING AND ATTIRE, AND IN PARTICULAR BEL TS, NECKWEAR AND HANDKERCHIEFS

FIJI	4004496-FJ1	5/30/1986	17637	5/30/1986	17637	ABANDONED	37
37 - ALL TYPES OF LEATHER GOODS INCLUDING BELTS AND BAGS

FIJI	4004496-FJ2	5/30/1986	17636	5/30/1986	17636	ABANDONED	48
48 - PERFUMERY (INCLUDING TOILET ARTICLES) PREPARATIONS FOR THE TEETH AND HAIR AND PERFUMED SOAP

FIJI	4004496-FJ3	5/30/1986	17635	5/30/1986	17635	ABANDONED	14
14 - GOODS OF PRECIOUS METAL AND JEWELRY AND IMITATIONS OF SUCH GOODS AND JEWELRY

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

GUATEMALA	4004496-GT1	1/20/1978	N/A	9/27/1978	35428/48/86	ABANDONED	18
18 - LEATHER WALLETS, BILLFOLDS, KEY CASES, FITTED TRAVELING CASES, COLLAR CAS ES, TIE CASES, LUGGAGE ACCESSORIES, TIE RACKS AND JEWEL CASES

GUATEMALA	4004496-GT2	3/29/1977	NA	8/26/1977	32945/63/81	ABANDONED	25
25 - BELTS

GUATEMALA	4004496-GT3	3/28/1950	N/A	9/4/1950	7589	ABANDONED	14,8,34
14 - JEWELRY
8 - POCKET KNIVES
34 - CIGARETTE LIGHTERS

GUATEMALA	4004496-GT4	3/27/1998	M-2306-8	11/19/1999	100258	REGISTERED	18
18 - GOODS MADE OF LEATHER AND IMITATION OF LEATHER NOT INCLUDED IN OTHER CLASSES INCLUDING WALLETS, BILLFOLDS, CARD CASES, CHECK BOOK CASES, CHANGE PURSES, KEY CASES, COLLAR CASES, TIE CASES, LUGGAGE ACCESSORIES, TIE HOLDERS, COLLAR HOLDERS, KEY HOLDERS, MONEY CLIPS, WATCH STRAPS, TIE-RECKS AND JEWEL CASES; TRUNKS AND TRAVEL BAGS; UMBRELLAS, PARASOLS AND WALKING STICKS.

GUATEMALA	4004496-GT5	3/27/1998	M-2305-8	11/19/1999	98193	REGISTERED	25
25 - BELTS, SUSPENDERS, SHIRTS AND NECKTIES

HONDURAS	4004496-HN0		N/A	10/3/1950	5785	REGISTERED	14
14 - ARTICLES OF COSTUME JEWELRY FOR MEN, BILL CLIPS

HONDURAS	4004496-HN1		N/A	12/19/1980	28954	REGISTERED	18
18 - LEATHER ACCESSORIES

HONDURAS	4004496-HN2		N/A	12/19/1980	28955	REGISTERED	25
25 - BELTS

HONG KONG	4004496-HK0		N/A	11/29/1963	689/1964	ABANDONED	14
14 - JEWELRY,PRECIOUS STONES,BELT BUCKLES,COLLAR HOLDERS,TIE CLIPS,TIE RACKS,WALDEMAR CHAINS, WATCH BRACELETS & CHAINS,KEY CASES,COLLAR CASES

HONG KONG	4004496-HK1		N/A	9/4/1978	1354/1959	REGISTERED	14
14 - GOODS IN PRECIOUS METALS AND THEIR ALLOYS OR COATED THEREWITH (EXCEPT) CUTLERY, FORKSA AND SPOONS) JEWELRY, PRECIOUS STONES; BELT BUCKLES, COLLAR HOLDERS, COLLAR PINS, CUFF LINKS AND BUTTONS, DRESS SETS, SHIRT CLIPS, TIE HOLDERS, TIE CLIPS, TIE RACKS, WALDEMAR CHAINS, MONEY CLIPS, WATCH BRACELETS AND WATCH CHAINS.

HONG KONG	4004496-HK2		N/A	9/4/1978	1197/1959	REGISTERED	25
25 - BELTS

HONG KONG	4004496-HK3		N/A	11/29/1963	690/1964	REGISTERED	25
25 - BELTS

INDIA	4004496-IN0	3/10/1949	N/A	3/10/1949	137960	REGISTERED	14
14 - PRECIOUS METALS & THEIR ALLOYS,ARTICLES OF PRECIOUS METALS O R COATED THEREWITH,JEWELRY;PRECIOUS STONES;HOROLOGICAL INST

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

IRAN	4004496-IR0	4/13/1966	38847	4/13/1966	28196	REGISTERED	8,14
8 - PRECIOUS METALS AND THEIR ALLOYS 14 - JEWELRY, MEN'S JEWELRY ACCESSORIES, HOROLOGICAL AND CHRONOMETRIC INSTRUME NTS, POCKET KNIVES

IRELAND	4004496-IE0	6/17/1987	1980/87	6/17/1987	124981	REGISTERED	14
14 - JEWELRY

IRELAND	4004496-IE1	6/17/1987	1981/87	6/17/1987	124982	REGISTERED	18
18 - WALLETS, CARD CASES, CHECK BOOK CASES, CHANGE PURSES

IRELAND	4004496-IE2	6/17/1987	1982/87	6/17/1987	124983	REGISTERED	20
20 - RACKS, TIES AND BELTS

IRELAND	4004496-IE3	6/17/1987	1983/87	6/17/1987	124984	ABANDONED	21
21 - BRUSHES, TOILET CASES AND TOILET UTENSILS
ISRAEL	4004496-IL0	4/3/1952	N/A	4/3/1952	12194	REGISTERED	18
18 - LEATHER & IMITATION LEATHER POCKET ARTICLES NOT INCLUDED IN OTHER CLASSES

ISRAEL	4004496-IL1	4/3/1952	N/A	4/3/1952	12195	REGISTERED	25
25 - BELTS & OTHER CLOTHING ACCESSORIES FOR MEN & BOYS

ISRAEL	4004496-IL2	3/27/1950	N/A	12/2/1951	10755	REGISTERED	14
14 - ALL GOOD INCLUDED IN CLASS 14

ITALY	4004496-IT0	5/10/1988	20556 C/88	6/7/1990	530090	ABANDONED	3,5
3 - PREPARATIONS AND ARTICLES OF TOILETRY, PARTICULARLY FOR MEN
5 - N/A

ITALY	4004496-IT1	8/20/1987	22445C/87	8/20/1987	512423	ABANDONED	18,20,21,26
18 - LEATHER ITEMS TOILETRY KITS
20 - TIES AND BELT RACKS
21 - BRUSHES
26 - NON-LEATHER TOILETRY KITS

ITALY	4004496-IT2	6/13/1962	62457	9/16/1966	402498	REGISTERED	14
14 - JEWELRY

JAMAICA	4004496-JM0	1/8/1969	N/A	1/8/1969	B13050	ABANDONED	14
14 - PRECIOUS METAL & THEIR ALLOYS & GOODS IN PRECIOUS METALS OR COATED THEREWITH;JEWELRY, PRECIOUS STONES,HOROLOGICAL INSTRU

JAPAN	4004496-JP0	3/17/1986	26088/86	10/31/1989	2176183	REGISTERED	23
23 - TIMEKEEPERS, GLASSES, AND PARTS AND ACCESSORIES THEREOF

JAPAN	4004496-JP1	4/2/1986	32999/86	2/22/1988	2024868	ABANDONED	17L
17L - CLOTHING, FABRIC APPAREL ACCESSORIES & BEDDING

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

JAPAN	4004496-JP2		N/A	12/15/1950	394865	REGISTERED	14
14 - PRECIOUS METALS (EXCLUDING POWDER OF GOLD AND POWDER OF SILVER); TABLEWARE & THE LIKE OF PRECIOUS METAL; TRAYS OF GOLD OR SILVER; VASES OF PRECIOUS METAL; TROPHIES & COMMEMORATIVE SHIELDS OF PRECIOUS METAL; PERSONAL ORNAMENTS OF PRECIOUS METAL; COMPACTS OF PRECIOUS METAL; ASHTRAYS OF PRECIOUS METAL; CIGARETTE CASES OF PRECIOUS METAL; KEY HOLDERS OF PRECIOUS METAL; POUCHES/ PURSES OF PRECIOUS METAL.

JAPAN	4004496-JP3	5/2/1985	44666/85	8/29/1988	2075767	ABANDONED	4L
4L - SOAPS (EXCLUDING THOSE RELATED TO MEDICINES AND DRUGS), DENTRIFICE, COSME TICS (EXCLUDING THOSE RELATED TO MEDICINES AND DRUGS), PERFUMES

JAPAN	4004496-JP4		N/A	3/12/1952	409,461	ABANDONED	N/A
N/A -

JAPAN	4004496-JP5		N/A	6/25/1954	446903	REGISTERED	36L
36L - WAIST-BANDS, BUCKLES, COLLARS, HOLDERS, COLLAR-PINS, CUFF-BUTTONS, DRESS SETS, SHIRT CLIPS, NECKTIE HOLDERS, TIE-CLIPS, NECKTIE HANGERS, SUSPENDERS AND ALL OTHER GOODS IN THE CLASS

JAPAN	4004496- JP6	5/25/1993	51204/1993	10/31/1996	3214922	REGISTERED	18
18 - BAGS AND POUCHES

KENYA	4004496-KE0	11/8/1967	15346	11/8/1967	15346	REGISTERED	14
14 - MEN'S JEWELRY

KENYA	4004496-KE1	8/3/1973	20497	8/3/1973	20497	REGISTERED	18
18 - WALLETS, BILLFOLDS, POCKET SECRETARIES (SMALL NOTEBOOKS) PURSES, KEY CASES & LEATHER BELTS FOR DRESS WEAR

KUWAIT	4004496-KW0		N/A	9/20/1966	2860	REGISTERED	14
14 - JEWELRY

LEBANON	4004496-LB0		37888	11/29/1979	64915	REGISTERED	14.26,8 18,34
14 - PRECIOUS METALS & THEIR ALLOYS & GOODS IN PRECIOUS METALS OR COATED THERE WITH (EXCEPT CUTLERY, FORKS AND SPOONS); JEWELRY, PRECIOUS STAONES, HOROLOGICAL AND OTHER CHRONOMETRIC INSTRUMENTS, CUFF LINKS, DRESS SETS, SHIRT CLIPS, TIE HOL DERS, TIE CLIPS, TIE RACKS, WALDEMAR CHAINS, MONEY CLIPS, WATCH BRACLETS, WATCH CHAINS
26 - BELT BUCKLES, COLLAR HOLDERS, COLLAR PINS, BUTTONS
8 - POCKET KNIVES
18 - BELTS, BRACES, WALLETS, BILLFOLDS, KEY CASES, FITTED TRAVELLING CASES, CO LLAR CASES, TIE CASES, LUGGAGE ACCESSORIES, TIE RACKS AND JEWEL CASES WHICH ARE MADE OF LEATHER
34 - CIGARETTE CASES, CIGARETTE LIGHTERS, ASH TRAYS, CIGARETTE BOXES, PIPE RA CKS AND TABLE SMOKING STANDS

MALAYA	4004496-YA0	12/27/1971	58577	12/27/1971	M/B58577	REGISTERED	14
14 - MEN'S ACCESSORY JEWELRY

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

MALAYA	4004496-YA1	12/27/1971	58578	12/27/1971	M/B58578	REGISTERED	18
18 - HAND-BAGS, PURSES, POCKET-BOOKS, BILLFOLDS, KEY CASES & CARD CASES, ALL MADE OF LEATHER, BUT NOT INCLUDING BAGS, SUITCASES & SCHOOL BAGS

MEXICO	4004496-MX0	11/13/1979	156137	2/7/1980	240022	ABANDONED	39
39 - CLOTHING (EXCLUDING SHOES)

MEXICO	4004496-MX1	4/29/1964	N/A	10/2/1964	119435	ABANDONED	52
52 - COSMETICS AND PERFUME PRODUCTS

MEXICO	4004496-MX2	12/31/1947	N/A	12/31/1947	57410	REGISTERED	18
18 - ONLY FOR PRODUCTS MADE OF SKIN OR LEATHER (SUITCASES, LEATHER TRUNKS, TRI MMING, MONTS, BRIEFCASES, AND WALLETS).

MEXICO	4004496-MX3			3/24/1981	42444	REGISTERED	14
14 - JEWELRY

MEXICO	4004496-MX4	4/13/1994	196047	6/20/1994	464017	REGISTERED	3
3 - BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDARY USE; CLEANING, POLISHING, SCOURING AND ABRASIVE PREPARATIONS; SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS; DENTIFRICES.

MEXICO	4004496-MX5	4/13/1994	196045	6/17/1994	463793	REGISTERED	25
25 - CLOTHING, FOOTWEAR AND HEADGEAR

NEW ZEALAND	4004496-NZ0	8/7/1987	173990	8/7/1987	173990	REGISTERED	18
18 - GOODS MADE OF LEATHER AND IMITATIONS OF LEATHER NOT INCLUDED IN OTHER CLASSES INCLUDING WALLETS, BILLFOLDS, CARD CASES, CHEQUE BOOK CASES, CHANGE PURSES, KEY CASES, COLLAR CASES, TIE CASES, LUGGAGE ACCESSORIES, TIE HOLDERS, COLLAR HOLDERS, KEY HOLDERS, MONEY CLIPS, WATCH BRACELETS, TIE-RACKS AND JEWEL CASES; TRUNKS AND TRAVELING BAGS; UMBRELLAS, PARASOLS AND WALKING STICKS; ALL BEING IN THIS CLASS.

NEW ZEALAND	4004496-NZ1	8/7/1987	173991	8/7/1987	173991	REGISTERED	20
20 - NON-LEATHER TOILETRY KITS

NEW ZEALAND	4004496-NZ2	8/7/1987	173992	8/7/1987	173992	REGISTERED	21
21 - HOUSEHOLD AND KITCHEN UTENSILS AND CONTAINERS (NOT OF PRECIOUS METAL OR C ATED THEREWITH); COMBS AND SPONGES; BRUSHES (EXCEPT PAINT BRUSHES); TOILET CAXEZ S AND OTHER TOILETRY KITS IN THIS CLASS

NEW ZEALAND	4004496-NZ3	5/10/1951	N/A	5/10/1951	B50505	ABANDONED	34
34 - SMOKERS ARTICLES - NAMELY, CIGARETTE CASES, CIGARETTE LIGHTERS, ASH TRAYS , CIGARETTE BOXES, HUMIDORS, PIPE RACKS AND TABLE SMOKING STANDS

NEW ZEALAND	4004496-NZ4	5/10/1951	N/A	5/10/1951	B50504	REGISTERED	25
25 - BELTS, BRACES, MEN'S SHIRTS AND NECKTIES

NEW ZEALAND	4004496-NZ5	5/10/1951	N/A	5/10/1951	B50503	REGISTERED	18
18 - WALLETS, BILLFOLDS, KEY CASES, FITTED TRAVELLING CASES, COLLAR CASES, TIE CASES, LUGGAGE ACCESSORIES, TIE HOLDERS, MONEY CLIPS, WATCH BRACELETS, TIE RACK S, AND JEWEL CASES MADE OF LEATHER

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
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NEW ZEALAND	4004496-NZ6			3/10/1950	B48947	REGISTERED	14
14 -

NORWAY	4004496-NO0	6/24/1987	87.2574	1/25/1990	140233	ABANDONED	18,21,26
18 - SMALL LEATHER GOODS 21 - BRUSHES 26 - TOILETRY CASES AND TOILETRY KITS, TIE AND BELT RACKS

NORWAY	4004496-NO1	6/13/1962	N/A	11/15/1962	60641	REGISTERED	14
14 - JEWELRY

NORWAY	4004496-NO2	4/9/1968	95824	1/20/1969	75848	ABANDONED	3
3 - MENS TOILETRIES, NAMELY MENS COLOGNE, AFTERSHAVE, LOTION, MENS TALCUM POW EDER, SOAPS, HAIR DRESSING, DEODORANTS

PANAMA	4004496-PA0	5/8/1950	N/A	3/12/1951	3263	REGISTERED	14
14 - ITEMS OF MEN'S JEWELRY COMPRISING COLLAR BUTTONS, CUFF BUTTONS, SCARF PINS, COLLAR PINS, BELT BUCKLES, TIE CLIPS, CIGARETTE LIGHTERS, WATCH BRACELETS, MONEY CLIPS, WATCH CHAINS, AND POCKET KNIVES FORMED WHOLLY OR IN PART OF PRECIOUS-METAL WARE.

PERU	4004496-PE0	3/4/1991	182553	5/8/1991	61221	REGISTERED	18
18 - SMALL LEATHER GOODS

PERU	4004496-PE1	9/25/1991	191588	11/12/1991	63752	REGISTERED	14
14 - JEWELRY

PHILIPPINES	4004496-PH0	1/16/1986	58145	5/12/1989	44370	ABANDONED	14
14 - PRECIOUS METALS

PHILIPPINES	4004496-PH1	7/7/1977	32759	5/22/1980	28207	ABANDONED	25
25 - BELTS

PHILIPPINES	4004496-PH2	5/10/1977	32331	5/22/1980	28321	ABANDONED	18
18 - LEATHER GOODS

PHILIPPINES	4004496-PH3	10/15/1997	125721			ABANDONED	18
18 - GOODS MADE OF LEATHER AND IMITATIONS OF LEATHER, NAMELY, BELTS, WALLETS, BILLFOLDS, CARD CASES, CHECK BOOK CASES, CHANGES PURSES, KEY CASES, COLLAR CASES , TIE CASES, LUGGAGE ACCESSORIES AND TRAVEL BAGS.

PHILIPPINES	4004496-PH4	10/15/1997	125722			ABANDONED	25
25 - MEN'S SHIRTS, AND NECKTIES

PORTUGAL	4004496-PT0	8/17/1990	266728	11/16/1992	266728	REGISTERED	14
14 - JEWELRY

PORTUGAL	4004496-PT1	8/17/1990	266729	11/16/1992	266729	REGISTERED	18
18 - LEATHER GOODS

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK continued…

PUERTO RICO	4004496-PR0		N/A	10/28/1957	10317	REGISTERED	25
25 - WEARING APPAREL, NAMELY, SHIRTS, NECKTIES, BELTS, BRACES, SUSPENDERS, & GARTERS

PUERTO RICO	4004496-PR1		N/A	10/28/1957	10316	REGISTERED	14
14 - PRECIOUS METALS THEIR ALLOYS & GOODS IN PRECIOUS METALS OR COATED THEREWITH (EXCEPT CUTLERY, FORKS,SPOONS);JEWELRY, BELT BUCKLES

SAUDI ARABIA	4004496-SA0	7/12/1972	6312	7/12/1972	50/80	REGISTERED	14
14 - ITEMS OF MEN'S JEWELRY, COMPRISING COLLAR BUTTONS, CUFF BUTTONS, SCARF PI NS, COLLAR PINS, BELT BUCKLES, TIE CLIPS, CIGARETTE LIGHTERS, WATCH BRACELETS, M ONEY CLIPS, WATCH CHAINS AND POCKET KNIVES, FORMED WHOLLY OR IN PART OF PRECIOUS METAL WARE.

SINGAPORE	4004496-SG0	11/17/1967	S/42943	11/17/1967	B42943	REGISTERED	14
14 - MEN'S ACCESSORY JEWELRY

SOUTH AFRICA	4004496-ZA0	5/10/1951	1277/51	5/10/1951	1277/51/1	REGISTERED	18
18 - LEATHER AND IMITATIONS OF LEATHER, AND ARTICLES MADE FROM THESE MATERIALS AND NOT INCLUDED IN OTHER CLASSES; SKINS, HIDES; TRUNKS AND TRAVELLING BAGS; UMBRELLAS, PARASOLS AND WALKING STICKS; WHIPS, HARNESS AND SADDLERY

SOUTH AFRICA	4004496-ZA1	5/10/1951	1277/51	5/10/1951	1277/51/2	ABANDONED	25
25 - WEARING APPAREL

SOUTH AFRICA	4004496-ZA2	11/12/1952	3220	11/12/1952	3220/52	REGISTERED	5
5 - ALL GOODS FOR HUMAN USE INCLUDED IN THIS CLASS

SOUTH AFRICA	4004496-ZA3	11/12/1952	3219	11/12/1952	3219/52	ABANDONED	3
3 - SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE

SOUTH AFRICA	4004496-ZA4	2/28/1995	95/2573			ABANDONED	14
14 - PRECIOUS METALS AND THEIR ALLOYS AND GOODS IN PRECIOUS METALS OR COATED THEREWITH, NOT INCLUDED IN OTHER CLASSES; JEWELERY, COSTUME JEWELERY, PRECIOUS STONES; HOROLOGICAL AND CHRONOMETRIC INSTRUMENTS, WATCHES, WATCH BANDS AND CLOCKS.

SOUTH KOREA	4004496-KR0	8/9/1990	90-23600	11/10/1993	278962	REGISTERED	44L
44L - DIAMOND, CORAL, PEARL, EMERALD, SAPPHIRE, RUBY, CRYSTAL, JADEITE, ARTIFICIAL JEWELS AND UNREFINED GOLD PRODUCTS.

SOUTH KOREA	4004496-KR1	2/28/1995	95-7230	1/13/1997	353570	REGISTERED	30L
30L - KEY CHAINS

SOUTH KOREA	4004496-KR2	2/28/1995	95-7231	2/19/1997	356544	REGISTERED	45L
45L - TIE CHAINS, TIE CLIPS, TIE TACS, CUFF LINKS, COLLAR PINS, COLLAR HOLDERS, COLLAR STAYS, COLLAR EXTENDERS, SHIRT STUDS, EARRINGS, BELT BUCKLES, BRACELETS AND NECK CHAINS.

SPAIN	4004496-ES0	8/28/1987	1208589	10/20/1988	1208589	ABANDONED	21
21 - BRUSHES

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SWANK continued…

SPAIN	4004496-ES1	8/28/1987	1208590			ABANDONED	18
18 - SMALL LEATHER GOODS, INCLUDING WALLETS,CARD CASES,CHECK BOOK CASES,CHANGE PURSES & THE LIKE

SPAIN	4004496-ES2	8/28/1987	1208591	1/22/1990	1208591	REGISTERED	20
20 - NON-LEATHER TOILETRY KITS

SPAIN	4004496-ES3	5/16/1972	N/A	5/16/1972	561955	ABANDONED	3
3 - TOILETRIES AND COSMETICS

SPAIN	4004496-ES4	11/16/1967	N/A	12/4/1970	547,949	REGISTERED	14
14 - PRECIOUS METALS, JEWELRY

SPAIN	4004496-ES5	11/16/1967	N/A	12/4/1970	547,950	REGISTERED	26
26 - COLLAR BUTTONS AND CUFF LINKS; SCARF AND COLLAR PINS; TIE PINS AND PAPER MONEY CLIPS AND BELT BUCKLES

SWEDEN	4004496-SE0	6/23/1987	87-04851	2/15/1991	221017	REGISTERED	14,18,20 21
14 - JEWELRY
18 - SMALL LEATHER GOODS
20 - NON-LEATHER TOILETRY KITS
21 - BRUSHES

SWEDEN	4004496-SE1	6/13/1957	1808	6/27/1958	85164	ABANDONED	14, 18
14 - JEWELRY
18 - LEATHER

SWITZERLAND	4004496-CH0	7/27/1987	4869	1/19/1988	357.238	REGISTERED	3,14,18 21,26,34
3 - COSMETICS, SOAPS, PERFUMERY
14 - JEWELRY
18 - SMALL LEATHER GOODS
21 - BRUSHES
26 - NON-LEATHER TOILETRY KITS
34 - CIGARETTE CASES

TAIWAN	4004496-TW0			6/15/1980	134764	ABANDONED	62
62 - PRECIOUS METALS, DIAMONDS,PEARLS,JADE,CORAL,ROCK CRYSTAL, CA RNELIAN,PRECIOUS STONES, MINERALS & THE PRODUCTS OF THESE

TAIWAN	4004496-TW1			6/1/1980	133934	ABANDONED	71
71 - LEATHER & LEATHER PRODUCTS

TAIWAN	4004496-TW2	5/31/1990	79-23720	1/15/1991	511480	REGISTERED	56L
56L - PRECIOUS METALS, DIAMONDS, PEARLS, JADE, CORAL, ROCK CRYSTAL, CARNELIAN, PRECIOUS STONES

TAIWAN	4004496-TW3	5/31/1990	79-23719	1/1/1991	510426	REGISTERED	64L
64L - LEATHERS

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THAILAND	4004496-TH0	2/21/1952	17971	2/21/1952	11788	ABANDONED	14
14 - GOODS OF PRECIOUS METALS & JEWELRY & IMITATIONS OF SUCH GOODS & JEWELRY

UNITED STATES	3000119-US0	4/1/1958	48,879	3/24/1959	675.988	REGISTERED	27
27 - WATCHES

UNITED STATES	3000119-US1	2/14/1966	238,800	4/18/1967	827,535	ABANDONED	027
027 - CLOCKS

UNITED STATES	3000161-US0	11/22/1961	132,595	8/7/1962	735,683	REGISTERED	16
15 - MECHANICAL PENS AND PENCILS

UNITED STATES	3000499-US0	8/28/1978	183,840	3/11/1980	1,131,853	REGISTERED	25
25 - NECKWEAR

UNITED STATES	3004496-US0	2/4/1971	72/382,890	1/11/1972	926.829	ABANDONED	14
14 - WATCH STRAPS

UNITED STATES	3004496-US1	3/8/1996	75/069,420	12/15/1998	2,211.415	REGISTERED	14
14 - HOROLOGICAL INSTRUMENTS, NAMELY, WRISTWATCHES AND PARTS THEREOF

UNITED STATES	300A161-US0	6/19/1935	366,353	2/16/1937	343,229	ABANDONED

UNITED STATES	300A162-US0	6/19/1935	366,352	3/2/1937	343,639	ABANDONED

URUGUAY	4004496-UY0		N/A	8/12/1992	254952	REGISTERED	14
14 - MEN'S JEWELRY

VENEZUELA	4004496-VE0		N/A	10/24/1950	23494	REGISTERED	18
18 - BELTS, SUSPENDERS, WALLETS, MONEY CLIPS, BILLFOLDS, KEY CASES, LUGGAGE & ACCESSORIES,JEWELRY CASES, ALL ARTICLES OF LEATHER

VENEZUELA	4004496-VE1		N/A	9/2/1950	23266	REGISTERED	25
25 - ARTICLES OF CLOTHING & FOOTWEAR

VENEZUELA	4004496-VE2		N/A	9/2/1950	23265	REGISTERED	14
14 - ARTICLES OF JEWELRY, MANUFACTURES JEWELS & PRECIOUS STONES

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 19

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
SWANK (Stylized)

UNITED STATES	3000174-US0	2/11/2028	261,546	7/24/2028	244,634	REGISTERED	14
14 - COLLAR HOLDERS FORMED WHOLLY OR IN PART OF PRECIOUS METAL

UNITED STATES	3000194-US0	6/19/1935	366,354	11/3/1936	340,191	REGISTERED	11
11 - TOILET SETS NO MADE OF PRECIOUS METALS, COMPRISING UNITS IN CLUDING BRUSHES, COMBS, NAIL FILES, AND NAIL CLIPPERS

UNITED STATES	3000195-US0	6/19/1935	366,355	10/27/1936	339,920	REGISTERED	18
18 - WALLETS, BILLFOLDS, KEY CASES, FITTED TRAVELING CASES, LUGGA GE, ACCESSORIES, TIE RACKS, AND JEWEL CASES…

UNITED STATES	3000196-US0	6/7/1935	365,871	10/29/1935	329,397	REGISTERED	21
21 - MILITARY BRUSH SETS, WHISKBROOM SETS, CLOTHES BRUSH SETS, B RUSH AND SHOE CLEANER SETS, AND THE LIKE

UNITED STATES	3000197-US0	8/5/1936	381,856	12/8/1936	341,515	REGISTERED	32
32 - TIE RACKS

UNITED STATES	3000199-US0	4/15/1935	363,739	9/1/1935	328,528	REGISTERED	25
25 - BELTS IN THE NATURE OF GARMENT SUPPORTERS OR FOR OUTER WEAR , SUSPENDERS, AND GARTERS

UNITED STATES	3004489-US0	3/8/2029	280,430	7/30/2029	259,457	REGISTERED	14,8,34
14 - ITEMS OF MEN'S JEWELRY COMPRISING COLLAR BUTTONS, CUFF BUTTO NS, SCARF PINS, COLLAR PINS, BELT BUCKLETS, …
8 - POCKET KNIVES
34 - CIGARETTE CASES

UNITED STATES	3004495-US0	11/28/1947	542,681	6/28/1949	511,654	REGISTERED	28
28 - JEWELRY FOR PERSONAL WEAR, NOT INCLUDING WATCHES- NAMELY, CO LLAR HOLDERS, CUFF LINKS, DRESS SETS, SHIRT CLIPS...

SWANK in Katakana Characters
JAPAN	4009795-JP0		101236/85	10/26/1988	2089602	REGISTERED	21L
21L - TRINKETS, BUTTONS, BAGS, SACKS, PRECIOUS STONES AND THEIR IMITATION, ARTIFICIAL FLOWERS, TOILET ARTICLES.

SWANK, INC.
ECUADOR	4004496-EC1	1/15/1975	7	7/16/1975	59	REGISTERED
- MANUFACTURE AND COMMERCIALIZATION OF WALLETS, BILLFOLDS, DRESS ACCESSORIE S IN THE NATURE OF NECKTIE PINS, COLLAR PINS, MONEY CLIPS, DRESS BELTS, NECKTIE RACKS, MENS TOILETRIES SUCH AS AFTER SHAVE LOTION, COLOGNE, HAIR GROOMING PREPARATIONS AND OTHER GOODS OF THE SAME NATURE

THE HITCHING POST
UNITED STATES	300A527-US0	4/16/1965	210,237	11/30/1965	799,500	REGISTERED	028
028 - COSTUME JEWELRY AND DRESS ACCESSORIES FOR MEN AND YOUNG MEN, NAMELY, NECK TIE CLIPS, NECKTIE CLASPS, CUFF LINKS, THE PINS, IDENTIFICATION BRACELETS

Swank, Inc.

Trademark Report by Mark	Printed: 4/14/2004	Page 20

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES
TIVOLI
UNITED STATES	300H741-US0	7/9/2001	76/282,491			PENDING	14
14 - JEWELRY

TROLLY WALLET
UNITED STATES	300G996-US0	10/24/2000	76/153,176			ABANDONED	18
18 - WALLETS AND SMALL LEATHER GOODS

WHAT NEXT
UNITED STATES	3001112-US0	2/11/1988	710,753	11/8/1988	1,511,777	ABANDONED	18,25
18 - WALLETS, BACKPACKS, UMBRELLAS, TRAVEL AND TOILETRY KITS SOLD EMPTY
25 - RAINWEAR, CAPS AND BELTS
END OF REPORT                                                      TOTAL ITEMS SELECTED = 240

COUNTRY	PATENT TITLE	FILED	APPL#	ISSUEDT	PATENT#
United States	Suspenders	8/31/87	091044	5/14/91	D316,775

COUNTRY	COPYRIGHT TITLE	PUBDT	REGDT	COPYRIGHT #
United States	Fish earrings	8/1/90	4/8/91	VA-441-209
United States	Golf mug	2/28/93	5/19/93	VA-567-250

Schedule 5.17

Deposit Accounts and Securities Accounts

A list of the Borrower’s deposit accounts is attached.  The Borrower does not currently maintain any securities accounts.

SWANK, INC.
BANK ACCOUNT LISTING

DESCRIPTION	ACCOUNT NO.	ACCOUNT USE
HSBC Bank 8301 Niagara Falls Blvd Niagara Falls, NY 14304	***	Factory Outlet Niagara Falls, NY
Citibank 90 Park Ave - FC 729 NYB+B 125 New York, NY 10016	***	Special
Fleet Bank of NY Mail Stop NY/EH B 10018 69 State St., P.O. Box 510 Albany, NY 12201-0510	***	Factory Outlet Niagara Falls, NY
Bank of Fall River 438 Spring St. N. Dighton, MA 02764	***	Factory Outlet Taunton, MA
Wells Fargo Bank Sunset/Eastern 2420 E. Sunset Rd. Las Vegas, NV 89120	***	Factory Outlet Las Vegas, NV
SouthTrust Bank P.O. Box 2554 Birmingham, AL 35290-0100	***	Factory Outlet Boaz, AL
Wachovia Bank Balance Confirmation Svcs. VA 7313 P.O. Box 50015 Roanoke, VA 24040	***	Operating Acct.
Wachovia Bank Balance Confirmation Svcs. VA 7313 P.O. Box 50015 Roanoke, VA 24040	***	Payroll Account
Wachovia Bank Balance Confirmation Svcs. VA 7313 P.O. Box 50015 Roanoke, VA 24040	***	Controlled Disbursement A/P Account
Wachovia Bank Balance Confirmation Svcs. VA 7313 P.O. Box 50015 Roanoke, VA 24040	#2000016576021	Lockbox Account Blocked Acct. Factory stores: Lightfoot, Orlando, Reading
Wachovia Bank Balance Confirmation Svcs. VA 7313 P.O. Box 50015 Roanoke, VA 24040	***	Escrow Account (holds rent deposit from K & M)
***Confidential Treatment Requested

Schedule 5.19

Permitted Indebtedness

1.           Indebtedness in respect of loans against the cash surrender value of life insurance contracts purchased by the Company in an aggregate amount of $2,575,583.*

2.           Indebtedness in the aggregate outstanding amount of $1,000,000 to TMC ELY, L.L.C. (the former landlord of the Borrower at its former South Norwalk, CT facility), as evidenced by an Installment Promissory Note dated April 1, 2004 between the Borrower and such former landlord.

_____________________
* This calculation is based on information as of March 31, 2004 provided by the applicable insurance companies.

Schedule 5.23

Certain Transactions

1.           The Borrower is a party to a letter agreement with The Macht Group, a marketing and retail consulting firm of which John J. Macht, a non-employee director of the Borrower, serves as President.  Under this letter agreement, The Macht Group is entitled to receive compensation equal to 1% of net sales (as defined in the letter agreement) of products sold under the Amended and Restated License Agreement, dated as of January 1, 2002, by and between L.C. Licensing, Inc., as Licensor, and the Borrower, as Licensee.

2.           The Borrower is a party to a letter agreement with The Macht Group under which The Macht Group is entitled to receive compensation equal to 1% of net sales (as defined in the letter agreement) to Casual Male Retail Stores and certain other retail outlets of products manufactured and sold under the name “George Foreman” and “Comfort by George Foreman”.

Schedule 5.27

License Agreements

1.           Sub-License Agreement, dated as of January 24, 1997, by and between Reborn Products Co., doing business under the name The American Belt, as Sub-Licensor, and the Borrower, as Sub-licensee, as modified by letter agreement, dated July 6, 1998, by and among Geoffrey Beene, Inc., as Licensor, Reborn Products, Inc. and the Borrower, as amended by Amendment, dated as of December 9, 1999, by and among Geoffrey Beene, Inc., Reborn Products, Inc., the Borrower, and Fabian Couture Group International, as further modified by letter agreement, dated March 26, 2001, by and between Reborn Products, Inc. and the Borrower.

2.           Trademark License Agreement, dated as of August 15, 2000, by and between Guess? Licensing, Inc., as Licensor, and the Borrower, as Licensee, as amended by First Amendment to License Agreement, dated as of July 23, 2001, by and between Guess? Licensing, Inc. and the Borrower, as further amended by Second Amendment to License Agreement, dated as of January 1, 2003, by and between Guess? Licensing, Inc. and the Borrower.

3.           License Agreement, dated as of September 19, 2003, by and between S.A.R.L. de Gestion Pierre Cardin, as Licensor, and the Borrower, as Licensee, together with Licensor’s Standard Operating Procedures.

4.           Amended and Restated License Agreement, dated as of January 1, 2002, by and between L.C. Licensing, Inc., as Licensor, and the Borrower, as Licensee.

5.           License Agreement, dated as of April 30, 2003, by and between Field & Stream Product Licenses Company, as Licensor, and the Borrower, as Licensee, as amended by First Amendment, dated June __, 2003, by and between Field & Stream Product Licenses Company and the Borrower, as further amended by Second Amendment, dated October 1, 2003, by and between Field & Stream Product Licenses Company and the Borrower.

6.           License Agreement, dated as of December 31, 2003, by and between Kenneth Cole Productions (LIC), Inc., as Licensor, and the Borrower, as Licensee.

7.           License Agreement, dated _______, 2000, by and between Tommy Hilfiger Licensing, Inc., as Licensor, and the Borrower, as Licensee, as amended by First Amendment to License Agreement, dated December 26, 2000, by and between Tommy Hilfiger Licensing, Inc. and the Borrower.

8.           The Borrower was a party to a license agreement dated as of July 1, 1989, as amended, with Alexander Julian, Inc., pursuant to which the Company was granted the right to use the trademark “Colours by Alexander Julian in connection with the sale of men’s belts, suspenders, watches, and costume jewelry.  This license agreement has expired.  With the permission of the licensor, the Company has continued to sell products under this trademark.

Exhibit C-1

FORM OF COMPLIANCE CERTIFICATE

                      [__________ __, 200_]

To: Wells Fargo Foothill, Inc.
One Boston Place, 18th Floor
Boston, Massachusetts  02108

Attention: Business Finance Manager

Re:           Compliance Certificate for the Period Ended [______,      ]

Ladies and Gentlemen:

Pursuant to the Loan and Security Agreement dated as of June 30, 2004 (as amended and in effect from time to time, the "Loan Agreement"), between Swank, Inc. (the "Borrower") and Wells Fargo Foothill, Inc. (the "Lender"), the undersigned hereby certifies that (a) the information furnished below in this report was true and correct as of the last day of the fiscal quarter ending [________ ___, ____], (b) as of the date hereof, no Default or Event of Default under the Loan Agreement has occurred and is continuing, (c) the [quarterly] [annual] financial statements delivered to the Lender herewith were prepared in accordance with generally accepted accounting principles (except, in the case of quarterly statements, for the absence of footnotes and such statements are subject to normal year-end adjustments), and in compliance with Section 6.3 of the Loan Agreement and (d) the representations and warranties set forth in Section 5 of the Loan Agreement are true and correct in all material respects as of the date hereof.

Except as otherwise specified in this report, the capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

                       SWANK, INC.

                      By:
                      Name:
                      Title:

FORM OF COMPLIANCE CERTIFICATE WORKSHEET

§7.18(a)(i),(ii) - Minimum EBITDA:

1.	EBITDA for period:	$____________________

§7.18(b) - Capital Expenditures:

1.	Capital Expenditures During Period:	$____________________
2.	Capital Expenditures for Fiscal Year	$____________________

Exhibit L-1

Form of LIBOR Notice

See attached

W e l l s   F a r g o   F o o t h i l l,   I n c.

LIBOR BORROWING NOTICE

To be completed by Client:

Borrower:

Libor Supplemental Information:

Amount:	$

Interest Period:	One two three (months - circle one)

Requested by:
	Name	Title
Date:

Via Fax to Wells Fargo Foothill:

Loan Accounting
Contact and Phone #:	Lalaine Pechayco - (310) 453-7280
Deborah James - (310) 453-7277
Fax #: (310) 453-7422

Loan Administration
Account Executive:	_________________________________
Assistant Account Executive:	_________________________________
Fax #:	_________________________________

 310 996-7000 / 800 535-1811 / Fax 310 477-8225
11111 Santa Monica Blvd., Suite 1500, Los Angeles CA 90025-3333